As filed with the Securities and Exchange Commission on November 10, 2025

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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Lee Enterprises, Incorporated
(Exact name of registrant as specified in its charter)

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Delaware	2711	42-0823980
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4600 E. 53rd Street
Davenport, Iowa 52807
Telephone: (563) 383-2100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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Timothy R. Millage
Vice President, Chief Financial and Treasurer
Lee Enterprises, Incorporated
4600 E. 53rd Street
Davenport, Iowa 52807
Telephone: (563) 383-2100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_________________

Copies of all communications, including communications sent to agent for service, should be sent to:

T.F. Olt III, Esq. Lane & Waterman LLP 220 North Main Street, Suite 600 Davenport, Iowa 52801 Telephone: (563) 324-3246	Jennifer L. Lee Drew Maliniak Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 Telephone: (212) 446-4800	Stephen E. Older Jeffrey L. Rothschild Carly E. Ginley McGuireWoods LLP 1251 Avenue of the Americas 20th Floor New York, New York 10020 Telephone: (212) 548-2100

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Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The prospectus accompanying this registration statement is being used to register and offer non-transferable Subscription Rights (as defined herein) to purchase shares of common stock of the registrant, and the shares of common stock issuable upon the exercise of such Subscription Rights, to existing holders of voting common stock of the registrant and the placement by Oppenheimer & Co. Inc. of any unsubscribed shares of common stock registered hereunder for an additional period of up to 45 days following expiration of the offering.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus Subject to Completion, Dated November 10, 2025

Non-Transferable Subscription Rights to Purchase Shares of Common Stock
and up to            Shares of Common Stock at $            per Share
Issuable upon Exercise of Subscription Rights or Subsequent Placement

We are distributing to holders (such holders referred to in this prospectus as “holders” or “you”) of our voting common stock, par value $0.01 per share (the “voting common stock”), at no charge, non-transferable subscription rights (the “Subscription Rights”) to purchase shares of our voting common stock and our convertible non-voting common stock, par value $0.01 (the “convertible non-voting common stock”, collectively with the voting common stock, the “common stock”), with an aggregate offering value of up to $50.0 million (the “Aggregate Rights Offering Amount” and the number of shares of common stock offered in respect of the Aggregate Rights Offering Amount, the “Offered Shares”). We refer to the offering that is the subject of this prospectus as the “Rights Offering.” In the Rights Offering, you will receive, on            , 2025 (the “Commencement Date”), subject to rounding, one Subscription Right for every share of voting common stock beneficially owned as of 4:00 p.m., Central Time, on            , 2025, the record date of the Rights Offering (the “Record Date”). Each Subscription Right will entitle the holder to purchase            shares of our voting common stock at a subscription price per whole share equal to $            (the “Subscription Price”).

Each Subscription Right consists of a basic subscription right and an over-subscription privilege. If you exercise your basic subscription right in full, you will be entitled to an over-subscription privilege to purchase at the Subscription Price a portion of the Offered Shares that are not subscribed for as a result of the exercise of the basic subscription rights. In connection with the over-subscription privilege, you may request to purchase either our voting common stock or, in lieu of such voting common stock, our convertible non-voting common stock, in each case at the Subscription Price. You must elect to either purchase all voting common stock or all convertible non-voting common stock in connection with the over-subscription privilege. See “Prospectus Summary — Convertible Non-Voting Common Stock” for more information related to the convertible non-voting common stock.

If over-subscription requests exceed the number of Offered Shares, however, subject to the Regulatory Ownership Limitations, we will allocate the available shares of common stock, inclusive of any voting common stock and any convertible non-voting common stock requested in aggregate, on a prorated basis, subject to rounding, based on such holder’s amount over-subscribed for (after accounting for, and including, the exercise of such over-subscribing holder’s basic subscription rights). For the avoidance of doubt, no individual holder may submit an over-subscription request for more than the total number of Offered Shares.

Once made, all exercises of Subscription Rights are irrevocable. No fractional shares of our common stock will be issued. Holders may only exercise basic subscription rights or request shares of our common stock through the over-subscription privilege that would result in the issuance of a whole number of shares of our common stock. Subject to an exception for Only Fractional Holders (as defined herein), Subscription Rights will not be distributed in respect of any fractional shares of voting common stock held by holders, and any holder holding fractional shares of voting common stock will be rounded down to the nearest whole number for the purposes of the distribution of Subscription Rights. In the event that the Rights Offering would have been subscribed for a number of shares in excess of the Offered Shares solely due to the exercise of basic subscription rights, because of the rounding of fractional shares of voting common stock, all holders’ shares issued in the Rights Offering will be reduced in a proportional or otherwise equitable manner. Any excess subscription payments received by the Subscription Agent will be returned, as promptly as practicable, without interest or penalty.

You may only purchase the number of shares of common stock purchasable upon exercise of the number of basic subscription rights distributed to you in the Rights Offering, subject to reduction or adjustment as described herein, plus the over-subscription privilege, if any. Accordingly, the number of shares of common stock that you may purchase in the Rights Offering is limited by the number of shares of our voting common stock you held on the Record Date and by the extent to which other stockholders exercise their basic subscription rights and over-subscription privileges, which we cannot determine prior to completion of the Rights Offering.

The Subscription Rights will expire if they are not exercised by 4:00 p.m., Central Time, on            , 2025 (as may be extended, the “Expiration Date”), unless the Rights Offering is extended or earlier terminated by us. If we elect to extend the Rights Offering, we will issue a press release announcing the extension no later than 8:00 a.m., Central Time, on the next business day after the most recently announced Expiration Date of the Rights Offering. We may extend the Rights Offering for a period of up to 30 days in our sole discretion.

The purpose of the Rights Offering is to raise equity capital in a process that provides all of our existing holders of voting common stock the opportunity to participate in the Subscription Rights on a pro rata basis, subject to certain adjustments and reductions. The net proceeds from the Rights Offering will be used for general corporate purposes, including capital expenditures and working capital, as well as other activities necessary for our operations, such as investments in technology with respect to advertising strategies, audience outreach, our internal operations, and digital products. We do not need to receive any minimum amount of proceeds to complete the Rights Offering. However, unless we receive the Aggregate Rights Offering Amount, the Potential Interest Rate Reduction Amount (as defined herein) may not become effective in connection with the Rights Offering and many benefits of the Rights Offering to us may not be realized.

For the Rights Offering, Kroll Issuer Services (US) (“Kroll”) is acting as the subscription agent (in such capacity, the “Subscription Agent”) and information agent (in such capacity, the “Information Agent”). All subscription payments will be deposited into an escrow account maintained by (or with respect to any payments received in accordance with the procedures of Depository Trust and Clearing Corporation overseen by) the Subscription Agent for the benefit of the holders exercising their subscriptions under the Rights Offering, and if the Rights Offering is not completed for any reason all funds will be returned as promptly as practicable, without interest or penalty, to such subscribers in the amounts advanced in connection with their respective exercises.

We have engaged Oppenheimer & Co. Inc. (“Oppenheimer” or the “dealer-manager”) as the dealer-manager for the Rights Offering. The Rights Offering is being conducted on a reasonable best efforts basis.

If the Rights Offering is not fully subscribed following the Expiration Date, including through the over-subscription privilege, Oppenheimer has additionally agreed to use its reasonable best efforts to place any of the remaining Offered Shares (such shares of common stock, the “unsubscribed shares”), at the Subscription Price for an additional period of up to 45 days. The number of shares of common stock that may be sold by us hereunder during this 45-day period will depend upon the number of shares of common stock that remain available hereunder following the subscription and exercise of Subscription Rights.

You should carefully consider whether to exercise your Subscription Rights prior to the Expiration Date. All exercises of Subscription Rights are irrevocable, even if the Rights Offering is extended by our board of directors for a period of up to 30 days.

If we amend the Rights Offering to allow for an extension of the Rights Offering for a period of more than 30 days or make a fundamental change to the terms of the Rights Offering set forth in this prospectus, you may cancel your subscription and receive a prompt refund of any money you have advanced. Our board of directors may cancel the Rights Offering at any time prior to the Expiration Date for any reason. In the event the Rights Offering is canceled, all subscription payments received by the Subscription Agent will be returned as promptly as practicable, without interest or penalty. However, if the Rights Offering is terminated, and you have purchased Subscription Rights in the open market, you will not receive any refund with respect to such purchase.

None of our principal stockholders or such directors or executive officers have entered into any binding commitment or agreement to exercise Subscription Rights received in the Rights Offering (or to exercise any over-subscription privilege). See “Principal Stockholder, Director and Executive Officer Information” and “Plan of Distribution.”

In the event that the exercise by a stockholder of the basic subscription right or the over-subscription privilege could, as determined in our sole discretion, potentially result in more than 20% of the outstanding shares of capital stock of the Company being owned or controlled, directly or indirectly, by or for the account of all “aliens” (as defined in the Company’s certificate of incorporation) as a group, we will be required to reduce the exercise by such stockholder of the basic subscription right or the over-subscription privilege to such number of shares of common stock as in our sole discretion determine to be advisable in order to comply with our certificate of incorporation (the “Foreign Ownership Limitations”). Further, in the event that the exercise by a stockholder of the basic subscription right or the over-subscription privilege could, as determined in our sole discretion, potentially result in a limitation on our ability to use net operating losses, tax credits and other tax attributes, under the Internal Revenue Code of 1986, as amended, and rules promulgated by the Internal Revenue Service (collectively, the “Code”), we may, but are under no obligation to, reduce the exercise by such stockholder of the basic subscription right or the over-subscription privilege to such number of shares of common stock as determined in our sole discretion to be advisable in order to preserve our ability to use the Tax Attributes (as defined herein) (the “Tax Attribute Limitation”, together with the Foreign Ownership Limitation, the “Regulatory Ownership Limitations”). If the amount of Subscription Rights that you exercise is so limited, any amount not used for purchases also will be refunded.

Our board of directors is making no recommendation regarding your exercise of the Subscription Rights. Shares of our voting common stock are traded on Nasdaq under the symbol “LEE.” On            , 2025, the closing sales price for our voting common stock was $            per share. The shares of voting common stock issued in the Rights Offering will also be traded on Nasdaq under the same symbol. The convertible non-voting common stock is not listed on any securities exchange, and we do not intend to apply for any such listing.

	Per Share	Total(1)
Subscription Price	$		$50,000,000
Dealer-manager fees and expenses(2)	$	$
Proceeds to us, before expenses	$	$

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(1)      Assumes that all Offered Shares are subscribed for.

(2)      In connection with the Rights Offering, we have agreed to pay Oppenheimer $2,500,000, payable upon consummation of the Rights Offering, in addition to certain other incremental fees. See “Plan of Distribution” in this prospectus for a description of the fees and expenses to be paid to Oppenheimer for services performed in connection with the Rights Offering.

The exercise of your Subscription Rights for shares of our common stock involves a high degree of risk. See “Risk Factors” beginning on page 19 of this prospectus, as well as the risk factors and other information in any documents we incorporate by reference into this prospectus, to read about important factors you should consider before exercising your Subscription Rights.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

If you have any questions or need further information about the Rights Offering, please contact the Information Agent by telephone at (877) 869-0991 (Toll-Free) and (646) 825-3807 (International), by email at lee@is.kroll.com or by visiting the Information Agent’s website at deals.is.kroll.com/lee.

If you hold your shares of our voting common stock in “street name” through a broker, dealer, bank or other nominee who uses the services of The Depository Trust Company (“DTC”), please contact your DTC nominee or broker for instructions on how to participate in the Rights Offering.

Dealer Manager

Oppenheimer & Co.

The date of this prospectus is            , 2025.

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About This Prospectus

This prospectus is part of a registration statement that we have filed with the SEC. We have not authorized anyone to provide you with different information. The information contained in this prospectus is accurate only on the date of this prospectus. Unless otherwise qualified or the context otherwise requires, the information in this prospectus is current as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date. Other than as required under the federal securities laws, we undertake no obligation to publicly update or revise such information, whether as a result of new information, future events or any other reason. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below. You should read this prospectus in its entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section of the prospectus entitled “Where You Can Find More Information.”

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities other than the securities covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the Rights Offering and the distribution of this prospectus applicable to those jurisdictions.

This prospectus, including the documents incorporated by reference herein, may contain references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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PROSPECTUS SUMMARY

This summary highlights, and is qualified in its entirety by, the more detailed information and financial statements included or incorporated by reference in this prospectus. This summary does not contain all of the information that may be important to you in making your investment decision. You should read this entire prospectus carefully, especially the “Risk Factors” section in this prospectus, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors” and our audited financial statements, unaudited financial statements and related notes thereto, which are incorporated by reference into this prospectus. See “Where You Can Find More Information.”

Executive Overview

Lee Enterprises, Incorporated (“Lee”, “the Company”, “we”, “our”, or “us”) is a leading digital-first subscription and marketing services company committed to delivering high-quality, trusted, and deeply local news and information. We serve 72 mid-sized communities across 25 states, engaging audiences through a rapidly expanding digital platform that now reaches more than 670,000 digital-only subscribers.

Our mission is to strengthen and enrich the communities we serve by providing compelling local content, superior subscriber experiences, and innovative, data-driven advertising and marketing solutions. Through a premium, high-margin portfolio of digital products and marketing services — including owned-and-operated platforms, branded content, over-the-top advertising, AI-powered solutions, and targeted print — we enable more than 20,000 local advertisers to meaningfully engage customers, strengthen their brands, and accelerate growth.

Our core strategy is to expand audiences and deepen engagement by delivering robust, hyper-local content that informs and connects our communities. We are committed to creating, collecting, and distributing trusted local news and information across platforms designed to meet audiences wherever they are — print, web, mobile, social, and emerging channels. At the same time, we are investing in world-class digital products that elevate the subscriber experience through personalization, seamless access, and continuous innovation.

Together, these pillars — hyper-local content leadership, exceptional digital experiences, and full-spectrum marketing solutions — position the Company as the indispensable media and marketing partner in every community we serve.

Our portfolio includes digital subscription platforms, daily and weekly newspapers, and specialized niche products designed to deliver original, trusted local content alongside relevant national and international news. These products are accessible across digital and print formats, with real-time updates available through our websites and mobile applications.

Our primary revenue streams are derived from subscriptions, advertising, and digital marketing services. Subscription revenue includes digital and print subscriptions supported by growing digital engagement. Advertising revenue is generated through a comprehensive suite of omni-channel marketing solutions, including digital, print, programmatic, video, and social media campaigns. Additional revenue is earned through commercial printing, distribution services, and other digital services through SaaS content management solution, BLOX Digital, that extend the Company’s reach and reinforce its position as a trusted local media and marketing partner.

Recent Developments

Term Loan Amendments

As previously disclosed, the Company’s entire outstanding long-term indebtedness is encompassed by our 25-year term loan (the “Term Loan”) with BH Finance LLC (“BH Finance”), a limited liability company affiliated with Berkshire Hathaway, Inc.

As of June 29, 2025, the outstanding aggregate principal amount of the Term Loan was $455.9 million.

In connection with the Rights Offering, we are seeking to enter into amendments to the Term Loan with BH Finance. BH Finance has agreed in-principle to certain amendments to the Term Loan, subject to definitive documentation, which will provide for (a) an exemption from the definition of “change of control” (as set forth in the credit agreement governing the Term Loan) with regard to any potential change of control that would result from the issuance of any common stock in connection with Rights Offering (the “Change of Control Amendment”) and (b) a reduction of the annual interest rate of the Term Loan to 5.0% from the current fixed rate of 9.0% with such reduction in effect for a period of five years from the date of the amendment (collectively, the “Potential Interest Rate Reduction Amendment,” and, together with the Change of Control Amendment, the “Term Loan Amendments”). To the extent that the Potential Interest Rate Reduction Amendment becomes effective, the Potential Interest Rate Reduction Amendment would be expected to reduce the Company’s contractual interest payment and debt service obligations under the Term Loan by approximately $18.0 million for each fiscal year in effect based on the outstanding aggregate principal amount as of June 29, 2025.

The closing and settlement of the Rights Offering is not conditioned upon the entry into the Term Loan Amendments. However, prior to the commencement of the Rights Offering, it is expected that the Term Loan Amendments would be agreed to and become effective upon the Company’s receipt of gross proceeds equal to the Aggregate Rights Offering Amount of $50.0 million in connection with the Rights Offering (including, as contemplated in this prospectus, any placement of shares of common stock by Oppenheimer after the closing and settlement of the Rights Offering) and such executed amendments would be publicly disclosed through this prospectus or other public filing.

While BH Finance has agreed in-principle to the Term Loan Amendments, subject to definitive documentation, there is no assurance that we may be able to enter into the Term Loan Amendments on the terms described herein or at all.

Charter Amendments

Prior to the closing and settlement of the Rights Offering and issuance of common stock required to be issued in connection with the Rights Offering, the Company’s stockholders must approve certain amendments to the Company’s amended and restated certificate of incorporation (the “certificate of incorporation”) at a special meeting of stockholders. Such special meeting is expected to be held prior to the commencement of the Rights Offering. The first proposed amendment would increase the amount of our voting common stock that the Company is authorized to issue from 12,000,000 to 24,000,000 shares of voting common stock (the “Share Increase Charter Amendment”); the second proposed amendment would authorize the issuance of convertible non-voting common stock in an amount equal to 12,000,000 shares (the “Non-Voting Common Stock Amendment”); and the third proposed amendment would authorize the issuance of “blank check” preferred stock in an amount equal to 10,500,000 shares (the “Preferred Stock Amendment”, together with the Share Increase Charter Amendment and the Non-Voting Common Stock Amendment, the “Charter Amendments”). Prior to the commencement of the Rights Offering, it is expected that each of the Share Increase Charter Amendment and the Non-Voting Common Stock Amendment would be made effective. For the avoidance of doubt, the Preferred Stock Amendment is not a condition to the commencement of this Rights Offering. However, our board of directors may cancel the Rights Offering (or elect not to file any or all of the Charter Amendments) at any time prior to the Expiration Date for any reason. In the event the Rights Offering is canceled, all subscription payments received by the Subscription Agent will be returned as promptly as practicable, without interest or penalty.

Risks of Investing

Investing in our securities involves substantial risks. Potential investors are urged to read and consider the risk factors relating to an investment in our common stock set forth under “Risk Factors” in this prospectus as well as other information we include, or incorporate into, in this prospectus.

Corporate Information

Our corporate offices are located at 4600 E. 53rd Street, Davenport, Iowa 52807, our telephone number is (563) 383-2100 and our website is www.lee.net. We have included our website address in this prospectus solely as an inactive textual reference, and the information contained in, or that can be accessed through, our website is not a part of, or incorporated by reference in, this prospectus.

SUMMARY OF THE OFFERING

The following summary describes the principal terms of the Rights Offering but is not intended to be complete. See the information under the heading “The Rights Offering” in this prospectus for a more detailed description of the terms of the Rights Offering.

Securities Offered

We are distributing, at no charge, to holders of our voting common stock non-transferable Subscription Rights to purchase the Offered Shares. Subject to rounding, holders of our voting common stock will receive one non-transferable Subscription Right for each share of common stock owned as of 4:00 p.m., Central Time, on the Record Date.

Subscription Right

Each holder of our voting common stock will receive one Subscription Right per share of voting common stock it holds. Each Subscription Right consists of a basic subscription right and an over-subscription privilege. Following the Commencement Date, the Subscription Rights will be non-transferable until the Expiration Date.

Basic Right and Over-Subscription Privilege

Each basic subscription right will entitle the holder to purchase, subject to certain adjustments for rounding,            share of our voting common stock at the Subscription Price of $            per share.

If you fully exercise your basic subscription right, you may also exercise an over-subscription privilege to purchase additional shares at the Expiration Date up to the total number of Offered Shares, subject to the availability and pro rata allocation of shares of common stock among stockholders exercising this over-subscription privilege, subject to certain potential reductions.

In connection with the over-subscription privilege, you may request to purchase either our voting common stock or, in lieu of such voting common stock, our convertible non-voting common stock, in each case at the Subscription Price. You must elect to either purchase all voting common stock or all convertible non-voting common stock in connection with the over-subscription privilege.

Once made, all exercises of Subscription Rights are irrevocable.

Convertible Non-Voting Common Stock

Upon the third anniversary of the issuance of the convertible non-voting common stock in connection with the Rights Offering, each share of convertible non-voting common stock will automatically convert into one share of our voting common stock, unless customarily adjusted due to subdivisions, combinations or stock splits. The convertible non-voting common stock and the voting common stock will be identical in all respects, except that the convertible non-voting common stock may not vote in any elections for our board of directors and may not vote upon any other matters voted on by our holders of our voting common stock and any other voting capital stock. However, the holders of convertible non-voting common stock may vote on certain limited matters as may be required by law that may affect only the holders of convertible non-voting common stock.

No Issuance of Fractional Shares of Common Stock

No fractional shares of our common stock will be issued. Holders may only exercise basic subscription rights or request shares of our common stock through the over-subscription privilege that would result in the issuance of a whole number of shares of our common stock. Unless the procedures of DTC provide otherwise, any fractional shares of common stock resulting from the exercise of the Subscription Rights will be rounded down to the nearest whole share such that only whole shares of our common stock are purchased in the Rights Offering.

Subscription Rights for Holders of Fractional Shares of Our Voting Common Stock

Subscription Rights will not be distributed in respect of any fractional shares of our voting common stock held by any holder, and any holder with fractional shares of common stock will be rounded down to the nearest whole number for the purposes of the distribution of Subscription Rights.

Certain Registered Holders

With respect to any holder of record of our voting common stock (i.e., a registered holder) that holds only a fractional number of shares of our voting common stock that is less than a single whole share of our voting common stock in aggregate (an “Only Fractional Holder”), any such Only Fractional Holder that would otherwise receive less than one (1) Subscription Right in the Rights Offering will be deemed to hold a basic subscription right that will allow an Only Fractional Holder to subscribe for one (1) whole share of voting common stock in the Rights Offering.

For example, if you were to hold 0.75 shares of our voting common stock as of the Record Date, you are an Only Fractional Holder, and you will be deemed to receive one subscription right to purchase one (1) whole share of common stock at the Subscription Price. Meanwhile, if you hold more than one (1) share of our common stock as of the Record Date, you are not an Only Fractional Holder, and any fractional shares of common stock held by you as of the Record Date will be rounded down to the nearest whole number for the purposes of the distribution of Subscription Rights.

Beneficial Owners

Please be advised that if you are a beneficial owner of shares of voting common stock that are registered in the name of a broker, dealer, bank or other nominee (i.e., you hold your shares in “street name” through a custodian, bank, broker, dealer or other nominee who uses the services of DTC), then, in accordance with the procedures of DTC, you cannot be a holder of fractional shares of our voting common stock as of the Record Date.

Record Date

            , 2025 (the “Record Date”).

Expiration Date of the Rights Offering

4:00 p.m., Central Time, on            , 2025 (as may be extended, the “Expiration Date”).

Subscription Price

$            per share, payable in cash. To be effective, any payment related to the exercise of a right must validly be received by the Subscription Agent on or prior to the Expiration Date.

Placement Period Following Expiration of Rights Offering

In the event that the Rights Offering is not fully subscribed as of the Expiration Date, including through the over-subscription privilege, Oppenheimer has agreed to use its reasonable best efforts to place any unsubscribed shares of the common stock registered hereunder up to the total number of Offered Shares, at the Subscription Price, for an additional period of up to 45 days. The number of shares of common stock that may be sold by us during this period will depend upon the number of shares that remain available following the exercise of Subscription Rights by the holders of our voting common stock. No assurance can be given that any unsubscribed shares of common stock will be sold during this period.

Use of Proceeds

We are conducting the Rights Offering, and the placement of any unsubscribed shares of common stock thereafter to provide funding for general corporate purposes, including capital expenditures and working capital, as well as other activities necessary for our operations, such as investments in technology with respect to advertising strategies, audience outreach, our internal operations, and digital products.

See “Why are we conducting the Rights Offering” in this Prospectus Summary. See “Use of Proceeds” for a more detailed description of the intended use of proceeds from the Rights Offering.

Non-Transferability of Subscription Rights

The Subscription Rights will not be transferable during the course of the subscription period, and you may not sell, transfer or assign your basic subscription rights and over-subscription privilege, if applicable, to anyone else.

Participation by Certain Principal Stockholders, Directors and Executive Officers

None of our principal stockholders or such directors or executive officers have entered into any binding commitment or agreement to subscribe for or sell Subscription Rights received in the Rights Offering.

Shares Outstanding Before the Rights Offering

As of            , 2025, there are            shares of our voting common stock outstanding. There are zero shares of our convertible non-voting common stock outstanding immediately prior to the Rights Offering.

Shares Outstanding After the Rights Offering

Assuming            shares of our common stock are issued in the Rights Offering through the exercise of Subscription Rights, we anticipate that            shares of our common stock, inclusive of our voting common stock and any convertible non-voting common stock, will be outstanding following the completion of the Rights Offering.

The number of shares of our common stock outstanding prior to and immediately after the Rights Offering, as set forth above, excludes            shares of voting common stock issuable under the Company’s 2020 Long-Term Incentive Plan. To the extent any such shares are issued, the issuance of such shares will cause dilution per share to the investors exercising their Subscription Rights.

U.S. Federal Income Tax Considerations

For U.S. federal income tax purposes, we do not believe you should recognize income or loss in connection with the receipt or exercise of Subscription Rights in the Rights Offering, but the receipt and exercise of the Subscription Rights is unclear in certain respects. You should consult your tax advisor as to the tax consequences of the Rights Offering in light of your particular circumstances. For a more detailed discussion, see “Material U.S. Federal Income Tax Consequences.” You are urged to consult your own tax advisor as to your particular tax consequences resulting from the receipt and the disposition or exercise of Subscription Rights and the receipt, ownership and disposition of common stock.

Extension, Cancellation and Amendment

We reserve the option to extend the Rights Offering period for exercising your Subscription Rights for a period of up to 30 days, although we do not presently intend to do so. If we elect to extend the Expiration Date, we will issue a press release announcing the extension no later than 8:00 a.m., Central Time, on the next business day after the most recently announced Expiration Date. We will extend the duration of the Rights Offering as required by applicable law or regulation and may choose to extend the Rights Offering if we decide to give investors more time to exercise their Subscription Rights in the Rights Offering.

Our board of directors may cancel the Rights Offering at any time before its expiration for any reason. If the Rights Offering is canceled, we will issue a press release notifying stockholders of the cancellation, and all subscription payments received by the Subscription Agent will be returned as promptly as practicable, without interest or penalty. However, if the Rights Offering is terminated, and you have purchased Subscription Rights in the open market, you will not receive any refund with respect to such purchase.

Our board of directors also reserves the right to amend the terms of the Rights Offering for any reason, including, without limitation, to increase participation in the Rights Offering or the Aggregate Rights Offering Amount. Such amendments may include a change in the Subscription Price, although no such change is presently contemplated.

If we should make any fundamental change to the terms set forth in this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included, offer potential purchasers who have exercised their Subscription Rights the opportunity to cancel such subscriptions and issue a refund of any money advanced by such stockholder and recirculate an updated prospectus after the post-effective amendment is declared effective with the SEC. In addition, upon such event, we may extend the Expiration Date of the Rights Offering period to allow holders of rights sufficient time to make new investment decisions and for us to recirculate updated documentation. Promptly following any such occurrence, we will issue a press release announcing any changes with respect to the Rights Offering and the new Expiration Date.

Procedures for Exercising Rights

Beneficial Owners

DTC ASOP Submission Process.    If you are a beneficial owner of shares of voting common stock that are registered in the name of a broker, dealer, bank or other nominee (i.e., you hold your shares in “street name” through a custodian, bank, broker, dealer, or other nominee) who uses the services of DTC, you should instruct your record holder (i.e., your custodian, bank, broker, dealer, or other nominee) to exercise your Subscription Rights through DTC on your behalf and deliver all required documents and payment before the Expiration Date. Upon receiving your valid instructions in accordance with your nominee’s procedures, we expect that your broker, dealer, bank or other nominee will subscribe through DTC’s ASOP system on your behalf. Further, to exercise your over-subscription privilege through DTC’s ASOP system, such broker, dealer, bank or other nominee who acts on behalf of beneficial owners will be required to certify to us and to the subscription agent as to the aggregate number of basic subscription rights exercised, and the number of shares of common stock requested (including whether you are electing to receive voting common stock or convertible non-voting common stock) through the over-subscription privilege, by each beneficial owner on whose behalf such broker, dealer, custodian, bank or other nominee is acting.

YOUR BROKER, DEALER, CUSTODIAN, BANK OR OTHER NOMINEE MAY ESTABLISH A SUBMISSION DEADLINE THAT IS BEFORE THE EXPIRATION DATE. WE ASSUME NO RESPONSIBILITY IN RESPECT OF THE TIMELY ADMINISTRATION OF YOUR BROKER, DEALER, CUSTODIAN, BANK OR OTHER NOMINEE TO PERFORM ITS OBLIGATIONS ON YOUR BEHALF.

Requests for Convertible Non-Voting Common Stock.    If you are such a beneficial owner and desire to request convertible non-voting common stock, please email the Subscription Agent to receive an identification code for tracking. Your broker, dealer, bank or other nominee must submit the identification code through DTC to request convertible non-voting common stock as part of our over-subscription privilege. Please request the identification code from the Subscription Agent at the following email address: lee@is.kroll.com. Please include “Lee Rights Offering: Convertible Non-Voting Stock” in the email subject line. You must elect to either purchase all voting common stock or all convertible non-voting common stock in connection with the over-subscription privilege.

Treatment of Certain Persons who are considered “aliens” (e.g., non-U.S. persons). Also, if you are an “alien” (as defined in our certificate of incorporation), please email the Subscription Agent to receive an identification code for tracking. Your broker, dealer, bank or other nominee must submit the identification code through DTC in order to participate in the Rights Offering. Please request the identification code from the Subscription Agent at the following email address: lee@is.kroll.com. Please include “Lee Rights Offering: Alien (Non-U.S. Person)” in the email subject line.

As defined in our certificate of incorporation, the term “alien” includes (i) all persons not citizens of the United States of America, without regard to residence, (ii) all corporations organized under laws other than those of the United States of America or the several States and/or (iii) all foreign governments. In the event that the exercise by a stockholder of the basic subscription right or the over-subscription privilege could, as determined in our sole discretion, potentially result in more than 20% of the outstanding shares of capital stock of the Company being owned or controlled, directly or indirectly, by or for the account of all “aliens” (as defined in the Company’s certificate of incorporation) as a group, we will be required to reduce the exercise by such stockholder of the basic subscription right or the over-subscription privilege to such number of shares of common stock as in our sole discretion determine to be advisable in order to comply with the Foreign Ownership Limitations.

IF YOU DO NOT SUBMIT YOUR RELEVANT IDENTIFICATION CODE, YOU WILL NOT HAVE VALIDLY EXERCISED YOUR SUBSCRIPTION RIGHTS, INCLUDING ANY OVER-SUBSCRIPTION PRIVILEGE, AND YOU WILL BE REQUIRED TO WITHDRAW YOUR INVALID EXERCISE AND WILL NEED TO VALIDLY RESUBMIT YOUR EXERCISE IN ACCORDANCE WITH THE PROCECURES OF DTC.

Registered Holders

If you are a registered holder of shares of our voting common stock (i.e., you are not a beneficial owner holding your shares in “street name” through a custodian, bank, broker, dealer, or other nominee), you must electronically complete the Non-Transferable Registered Holder Rights Certificate (the “Electronic Registered Holder Rights Certificate”) and submit it to the Subscription Agent, together with full payment for all the Subscription Rights you elect to exercise under the basic subscription right and over-subscription privilege, before the Expiration Date.

Please submit the Electronic Registered Holder Rights Certificate at the following website: deals.is.kroll.com/lee

See the section entitled “The Rights Offering — Methods for Exercising Subscription Rights” for any additional information on the procedure and requirements for exercising your Subscription Rights.

No Revocation

All exercises of Subscription Rights are irrevocable and cannot be withdrawn, even if you later learn information that you consider to be unfavorable to the exercise of your Subscription Rights, if the market price of common stock falls below the Subscription Price, or if the Rights Offering is extended by our board of directors. Any exercises purportedly completed in error may not be revoked or withdrawn, except at the discretion of the Company. You should not exercise your Subscription Right unless you are certain that you wish to purchase shares of common stock at the Subscription Price of $            per share.

If we should make any fundamental change to the terms set forth in this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included, offer potential purchasers who have exercised their Subscription Rights the opportunity to cancel such subscription, or issue a refund of any money advanced by such stockholder and recirculate an updated prospectus after the post-effective amendment is declared effective with the SEC. In addition, upon such event, we may extend the Expiration Date of the Rights Offering period to allow holders of rights sufficient time to make new investment decisions and for us to recirculate updated documentation. Promptly following any such occurrence, we will issue a press release announcing any changes with respect to the Rights Offering and the new Expiration Date.

Risk Factors

We have incurred losses in prior fiscal years. In addition to risks related to this Rights Offering, our business and our ability to execute our business strategy are subject to a number of risks of which you should be aware before you decide to buy our securities. In particular, you should carefully consider all of the risks which are discussed more fully in “Risk Factors” of this prospectus and those incorporated by reference from our filings with the SEC.

Dividend Policy

We do not expect to pay cash dividends in the foreseeable future. We currently intend to retain any earnings for use in connection with the operation of our business and for general corporate purposes. See “Use of Proceeds” for a more detailed description of the intended use of proceeds from the Rights Offering.

Nasdaq symbol for voting common stock	LEE
Subscription Agent and Information Agent	Kroll Services (US)
Transfer Agent for common stock	Equiniti Trust Company, LLC

Questions and Answers About the Rights Offering

The following are examples of what we anticipate will be common questions about the Rights Offering.    The answers are based on selected information included elsewhere in this prospectus. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the Rights Offering. This prospectus and the documents incorporated by reference into this prospectus contain more detailed descriptions of the terms of the Rights Offering and provide additional information about us and our business, including potential risks related to the Rights Offering, the shares of common stock offered hereby, and our business. We urge you to read this entire prospectus and the documents incorporated by reference into this prospectus.

Why are we conducting the Rights Offering?

We are conducting the Rights Offering to raise capital that we intend to use for general corporate purposes. Such general corporate purposes may include capital expenditures and working capital, as well as other activities necessary for our operations, such as investments in technology with respect to advertising strategies, audience outreach, our internal operations, and digital products. See “Use of Proceeds” for additional detail.

In addition, if we receive the Aggregate Rights Offering Amount, we expect that the Term Loan Amendments, including the Potential Interest Rate Reduction Amendment, with BH Finance will become effective.

What are the Term Loan Amendments, including the Potential Interest Rate Reduction Amendment?

As previously disclosed, the Company’s entire outstanding long-term indebtedness is encompassed by the Term Loan, a 25-year term loan with BH Finance, an affiliate of Berkshire Hathaway, Inc. As of June 29, 2025, the outstanding aggregate principal amount of the Term Loan was $455.9 million.

In connection with the Rights Offering, we are seeking to enter into the Term Loan Amendments with BH Finance. BH Finance has agreed in-principle to the Term Loan Amendments, subject to definitive documentation, which will provide for (a) an exemption from the definition of “change of control” (as set forth in the credit agreement governing the Term Loan) with regard to any potential change of control that would result from the issuance of any common stock in connection with Rights Offering and (b) a reduction of the annual interest rate of the Term Loan to 5.0% from the current fixed rate of 9.0% with such reduction in effect for a period of five years from the date of the amendment. To the extent that the Potential Interest Rate Reduction Amendment becomes effective, the Potential Interest Rate Reduction Amendment would be expected to reduce the Company’s contractual interest payment and debt service obligations under the Term Loan by approximately $18.0 million for each fiscal year in effect based on the outstanding aggregate principal amount as of June 29, 2025.

While BH Finance has agreed in-principle to the Term Loan Amendments, subject to definitive documentation, there is no assurance that we may be able to enter into the Term Loan Amendments on the terms described herein or at all.

What is the Rights Offering?

We are distributing to holders of our voting common stock, at no charge, non-transferable Subscription Rights to purchase shares of common stock. On the Commencement Date, you will receive one Subscription Right for each share of common stock owned as of 4:00 p.m., Central Time, on the Record Date. Each Subscription Right will entitle the holder to a basic subscription right and an over-subscription privilege.

What is the basic subscription right?

A basic subscription right will entitle you to purchase            shares of voting common stock, at the Subscription Price, for each share of voting common stock held by you as of 4:00 p.m., Central Time, on the Record Date. If you owned 100 shares of common stock as of that time, on the Commencement Date you will receive 100 Subscription Rights. See “The Rights Offering — Limitation on the Purchase of Shares of Common Stock” for a description of certain limitations on purchase.

Beneficial Owners

If you hold your shares in the name of a broker, dealer, bank, or other nominee (i.e., you hold your shares in “street name”) who uses the services of DTC, you will not receive an Electronic Registered Holder Rights Certificate. Instead, DTC will issue your Subscription Rights to your nominee record holder for each share of our voting common stock that you own as of the Record Date. If you are not contacted by your nominee, you should contact your nominee as soon as possible.

Registered Holders

If you are a record holder (meaning you hold your shares of our voting common stock in your name as a registered holder and not through a broker, dealer, bank, or other nominee (i.e., you do not hold your shares in “street name” but as a record holder)), for your administrative convenience to the extent such information is available from the transfer agent of our voting common stock, your Electronic Registered Holder Rights Certificate has been prepopulated with your number of shares of voting common stock and the number of shares of voting common stock that you may purchase pursuant to your basic subscription right.

In the event that, the Rights Offering would have been subscribed in an amount of shares in excess of the number of Offered Shares solely due to the exercise of basic subscription rights, because of the rounding of fractional shares of voting common stock, all holders’ shares issued in the Rights Offering will be reduced in proportional or an otherwise equitable manner.

What is the over-subscription privilege?

If you exercise your basic subscription right in full, you may also choose to exercise your over-subscription privilege to purchase shares of common stock in the event that the other holders do not purchase through the exercise of their basic subscription rights, and which remain available under the Rights Offering. In connection with the over-subscription privilege, you may request to purchase either our voting common stock or, in lieu of such voting common stock, our convertible non-voting common stock, in each case at the Subscription Price. You must elect to either purchase all voting common stock or all convertible non-voting common stock in connection with the over-subscription privilege.

You should indicate on your Electronic Registered Holder Rights Certificate, or the form provided by your nominee if your shares are held in the name of a nominee, the aggregate amount you would like to apply to purchase shares of common stock pursuant to your over-subscription privilege.

To properly exercise your over-subscription privilege, you must deliver to the Subscription Agent the subscription payment related to your over-subscription privilege before the Rights Offering expires. See “The Rights Offering — The Subscription Rights — Over-Subscription Privilege.”

If over-subscription requests exceed the number of Offered Shares, however, subject to the Regulatory Ownership Limitations, we will allocate the available shares of common stock, inclusive of any voting common stock and any convertible non-voting common stock requested in aggregate, on a prorated basis, subject to rounding, based on the amount over-subscribed for (after accounting for, and including, the exercise of such over-subscribing holder’s basic subscription rights). For the avoidance of doubt, no individual holder may submit an over-subscription request for more than the number of Offered Shares. Once made, all exercises of Subscription Rights are irrevocable. Subject to the foregoing proration and cutback, if applicable, we will seek to honor the over-subscription privilege requests in full.

The Subscription Agent will determine the over-subscription allocation based on the procedure described above and will notify rights holders of the number of shares allocated to each holder exercising the over-subscription privilege as promptly as may be practicable after the allocations are completed.

What is the Convertible Non-Voting Common Stock?

Assuming passage of the Non-Voting Common Stock Amendment, the convertible non-voting common stock and the voting common stock will be identical in all respects, except that the convertible non-voting common stock may not vote in any elections for our board of directors and may not vote upon any other matters voted on by our holders of our voting common stock and any other voting capital stock. However, the holders of convertible non-voting common stock may vote on certain limited matters as may be required by law that may affect only the holders of convertible non-voting common stock. Further, upon the third anniversary of the issuance of the convertible non-voting common stock in connection with the Rights Offering, each share of convertible non-voting common stock will automatically convert into one share of our voting common stock, unless customarily adjusted due to subdivisions, combinations or stock splits.

How do I request Convertible Non-Voting Common Stock?

If you are such a beneficial owner and desire to request convertible non-voting common stock in connection with the over-subscription privilege, please email the Subscription Agent to receive a tracking identification code that your broker, dealer, bank or other nominee must submit in order to request convertible non-voting common stock as part of our over-subscription privilege at the following email address: lee@is.kroll.com. Please include “Lee Rights Offering: Convertible Non-Voting Stock” in the email subject line.

Will fractional shares be issued upon exercise of Subscription Rights?

No. No fractional shares of our common stock will be issued. Holders may only exercise basic subscription rights or request shares of our common stock through the over-subscription privilege that would result in the issuance of a whole number of shares of our common stock. Unless the procedures of DTC provide otherwise, any fractional shares of common stock resulting from the exercise of the Subscription Rights will be rounded down to the nearest whole share such that only whole shares of our common stock are purchased in the Rights Offering.

How many Subscription Rights will I receive if I am a holder as of the Record Date of fractional shares of voting common stock?

Unless you are an Only Fractional Holder, Subscription Rights will not be distributed in respect of any fractional shares of our voting common stock held by any holder, and any holder with fractional shares of voting common stock will be rounded down to the nearest whole number for the purposes of the distribution of Subscription Rights.

Registered Holders

Any Only Fractional Holders that would otherwise receive less than one (1) Subscription Right in the Rights Offering will be deemed to hold a basic subscription right that will allow an Only Fractional Holder to subscribe for one (1) whole share of voting common stock in the Rights Offering.

For example, if you were to hold 0.75 shares of our voting common stock as of the Record Date, you are an Only Fractional Holder, and you will be deemed to receive one subscription right to purchase one (1) whole share of common stock at the Subscription Price. Meanwhile, if you hold more than one (1) share of our common stock as of the Record Date, you are not an Only Fractional Holder, and any fractional shares of common stock held by you as of the Record Date will be rounded down to the nearest whole number for the purposes of the distribution of Subscription Rights.

Beneficial Owners

Please be advised that if you are a beneficial owner of shares of voting common stock that are registered in the name of a broker, dealer, bank or other nominee (i.e., you hold your shares in “street name” through a custodian, bank, broker, dealer or other nominee who uses the services of DTC), then, in accordance with the procedures of DTC, you cannot be a holder of fractional shares of our voting common stock as of the Record Date.

What effect will the Rights Offering have on our outstanding common stock?

As of            , 2025, there are            shares of our voting common stock outstanding. Based on the foregoing, and assuming no other transactions by us involving our common stock prior to the Expiration Date, and the Rights Offering is fully subscribed for the maximum number of shares of common stock available, approximately            shares of our common stock, inclusive of voting common stock and convertible non-voting common stock, will be issued and outstanding. There are zero shares of our convertible non-voting common stock outstanding immediately prior to the Rights Offering.

The exact number of shares of common stock that we will issue in the Rights Offering will depend on the Subscription Price and the number of shares of common stock subscribed for.

How much will the Company receive from the Rights Offering?

Assuming the Rights Offering is fully subscribed for $50.0 million, we estimate that the net proceeds from the Rights Offering will be approximately $            million, after deducting dealer-manager fees and commissions and other estimated offering expenses payable by us.

How was the Subscription Price determined?

An independent committee consisting solely of members of our board of directors determined the Subscription Price taking into consideration, among other things, the following factors:

•        the current and historical trading prices of our voting common stock on Nasdaq;

•        the price at which stockholders might be willing to participate in the Rights Offering;

•        our need for additional capital and liquidity, including in light of the substantial indebtedness represented by the Term Loan;

•        BH Finance’s non-binding indication of interest in entering into the Proposed Interest Rate Reduction Amendment;

•        the cost of capital from other sources;

•        our business prospects and general conditions of the securities markets; and

•        selected precedent transactions, including the percentage of shares offered, the terms of the subscription rights being offered, the subscription price and the discount or premium that the subscription price represented to the immediately prevailing closing prices for those offerings.

In conjunction with the review of these factors, the independent committee reviewed our history and prospects, including our past and present earnings and cash requirements, our prospects for the future, the outlook for our industry and our current financial condition. The independent committee believes that the Subscription Price should be designed to provide an incentive to our current stockholders to participate in the Rights Offering and exercise their basic subscription right and their over-subscription privilege.

The Subscription Price does not necessarily bear any relationship to any established criteria for value. You should not consider the Subscription Price as an indication of actual value of the Company or our common stock. We cannot assure you that the market price of our common stock will not decline during or after the Rights Offering. Further, there is no currently established trading market for our convertible non-voting common stock, and there are no assurances that one will develop and at what market prices. You should obtain a current price quote for our voting common stock before exercising your Subscription Rights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of the Rights Offering. Once made, all exercises of Subscription Rights are irrevocable.

Am I required to exercise all of the basic subscription rights I receive in the Rights Offering?

No. You may exercise any number of your basic subscription rights, or you may choose not to exercise any basic right. If you do not exercise any basic subscription right, the number of shares of our voting common stock you own will not change. However, if you choose not to exercise your basic subscription right in full and our stockholders do, your proportionate ownership interest in our Company will decrease. If you do not exercise your basic subscription right in full, you will not be entitled to exercise your over-subscription privilege.

How soon must I act to exercise my Subscription Rights?

If you received an Electronic Registered Holder Rights Certificate and elect to exercise any or all of your Subscription Rights, the Subscription Agent must receive your completed and signed Electronic Registered Holder Rights Certificate and payment for both your basic subscription right and any over-subscription privilege you elect to exercise before the Expiration Date.

If you hold your shares in the name of a broker, dealer, custodian, bank, or other nominee, your nominee may establish a deadline before the Expiration Date by which you must provide it with your instructions to exercise your Subscription Rights, along with the required subscription payment.

How do I exercise my Subscription Rights?

Beneficial Owners

If you are exercising your Subscription Rights through your broker, dealer, bank, or other nominee (i.e., you hold your shares in “street name”), you should promptly contact your broker, dealer, bank, or other nominee and submit your subscription documents and payment for the shares of common stock subscribed for in accordance with the instructions and within the time period provided by your broker, dealer, bank or other nominee.

Registered Holders

If you are a stockholder of record (meaning you hold your shares of our voting common stock in your name as a registered holder and not through a broker, dealer, bank, or other nominee (i.e., you do not hold your shares in “street name”)) and you wish to participate in the Rights Offering, you must deliver a properly completed and signed Electronic Registered Holder Rights Certificate, together with payment of the Subscription Price for both your basic subscription right and any over-subscription privilege you elect to exercise, to the Subscription Agent before 4:00 p.m., Central Time, on the Expiration Date.

After I send in my payment and, as applicable for registered holders, the Electronic Registered Holder Rights Certificate to the Subscription Agent, may I cancel my exercise of Subscription Rights?

No. Exercises of Subscription Rights are irrevocable unless the Rights Offering is terminated, even if you later learn information that you consider to be unfavorable to the exercise of your Subscription Rights. Any exercises purportedly completed in error may not be revoked or withdrawn, except at the discretion of the Company. You should not exercise your Subscription Rights unless you are certain that you wish to participate in the Rights Offering.

If we should make any fundamental change to the terms set forth in this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included, offer potential purchasers who have exercised their Subscription Rights the opportunity to cancel such subscriptions and issue a refund of any money advanced by such stockholder and recirculate an updated prospectus after the post-effective amendment is declared effective with the SEC. In addition, upon such event, we may extend the Expiration Date of the Rights Offering period to allow holders of rights sufficient time to make new investment decisions and for us to recirculate updated documentation. Promptly following any such occurrence, we will issue a press release announcing any changes with respect to the Rights Offering and the new Expiration Date.

What are the limitations on the exercise of the basic subscription right and over-subscription privilege?

In the event that the exercise by a stockholder of the basic subscription right or the over-subscription privilege could, as determined in our sole discretion, potentially result in more than 20% of the outstanding shares of capital stock of the Company being owned or controlled, directly or indirectly, by or for the account of all “aliens” (as defined in the Company’s certificate of incorporation) as a group, we will be required to reduce the exercise by such stockholder of the basic subscription right or the over-subscription privilege to such number of shares of common stock as in our sole discretion determine to be advisable in order to comply with the Foreign Ownership Limitations. Further, in the event that the exercise by a stockholder of the basic subscription right or the over-subscription privilege could, as determined in our sole discretion, potentially result in a limitation on our ability to use net operating losses, tax credits and other tax attributes (collectively, the “Tax Attributes”), under the Code, the Company may, but is under no obligation to, reduce the exercise by such stockholder of the basic subscription right or the over-subscription privilege to such number of shares of common stock as the Company in its sole discretion shall determine to be advisable in order to preserve our ability to use the Tax Attributes. If the amount of Subscription Rights that you exercise is so limited, any amount not used for purchases also will be refunded. See also “The Rights Offering — Limitation on the Purchase of Shares of Common Stock”.

What if my shares are held in “street name”?

If you are a beneficial owner of shares that are registered in the name of a broker, dealer, bank or other nominee (i.e., you hold your shares of our voting common stock in “street name” through a custodian, bank, broker, dealer, or other nominee) who uses the services of DTC, you should instruct your record holder (i.e., your custodian, bank, broker, dealer, or other nominee) to exercise your Subscription Rights on your behalf and deliver all required documents and payment before the Expiration Date.

If I do not exercise my Subscription Rights, may I sell or transfer my Subscription Rights?

No. The Subscription Rights will not be transferable during the course of the subscription period, and you may not sell, transfer or assign your basic subscription rights and over-subscription privilege, if applicable, to anyone else.

Are there any conditions to completing the Rights Offering?

Prior to the closing and settlement of the Rights Offering and issuance of common stock required to be issued in connection with the Rights Offering, the Company’s stockholders must approve the Share Increase Charter Amendment and the Non-Voting Common Stock Amendment. The Share Increase Charter Amendment would increase the number of shares of voting common stock that the Company is authorized to issue from 12,000,000 to 24,000,000 shares of our voting common stock, and the Non-Voting Common Stock Amendment would authorize the issuance of convertible non-voting common stock in an amount equal to 12,000,000 shares. Each of the Share Increase Charter Amendment and the Non-Voting Common Stock Amendment must be validly filed and accepted by the Delaware Secretary of State to be effective. It is expected that, prior the commencement of the Rights Offering, each of the Share Increase Charter Amendment and the Non-Voting Common Stock Amendment would be made effective. For the avoidance of doubt, the Preferred Stock Amendment is not a condition to the commencement of this Rights Offering. Our board of directors may cancel the Rights Offering (or elect not to file any or all of the Charter Amendments) at any time prior to the Expiration Date for any reason. In the event the Rights Offering is canceled, all subscription payments received by the Subscription Agent will be returned as promptly as practicable, without interest or penalty.

See “Why are we conducting the Rights Offering?” for a summary of the reasons for the Company’s commencement of the Rights Offering, including with respect to the Potential Interest Rate Reduction Amendment.

To whom should I send my forms and payment?

Beneficial Owners

If you hold your shares of our voting common stock in “street name” through a broker, dealer, bank or other nominee who uses the services of DTC, please contact your DTC nominee or broker for payment instructions.

Registered Holders

If you are a record holder (meaning you hold your shares of our voting common stock in your name as a registered holder and not through a broker, dealer, bank, or other nominee (i.e., you do not hold your shares in “street name” but as a record holder)) and you wish to participate in the Rights Offering, you must deliver a properly completed Electronic Registered Holder Rights Certificate and submit your payment by wire transfer in immediately available funds (i.e., cash in U.S. dollars) to the Subscription Agent’s escrow account for the Rights Offering in accordance with the procedures in the Electronic Registered Holder Rights Certificate.

IF YOU VALIDLY SUBMIT ALL REQUIRED DOCUMENTATION PRIOR TO THE EXPIRATION DATE, BUT FAIL TO SUBMIT PAYMENT BEFORE THE EXPIRATION DATE, YOUR EXERCISE WILL BE NULL AND VOID AND YOUR BASIC SUBSCRIPTION RIGHTS AND OVER-SUBSCRIPTION PRIVILEGE, IF APPLICABLE, WILL EXPIRE AND BE WORTHLESS.

Must I pay the subscription price in cash?

Yes. You must timely pay the aggregate subscription price for the full number of shares of common stock you wish to acquire in the Rights Offering by wire transfer, so that it clears before the Expiration Date.

If the Rights Offering is not completed, will my subscription payment be refunded to me?

Yes. The Subscription Agent will hold all funds it receives in escrow until completion of the Rights Offering. If the Rights Offering is not completed, the Subscription Agent will return as promptly as practicable, without interest or penalty, all subscription payments. We reserve the right to terminate the Rights Offering at any time prior to the Expiration Date for any reason.

Will our directors, executive officers and principal stockholders participate in the Rights Offering or have the ability to sell their Subscription Rights?

To the extent they hold common stock as of the Record Date, our directors, executive officers and principal stockholders will be entitled to participate in the Rights Offering on the same terms applicable to our stockholders receiving Subscription Rights. None of our principal stockholders or such directors or executive officers have entered into any binding commitment or agreement to subscribe for Subscription Rights received in the Rights Offering (or to exercise any over-subscription privilege). See “Principal Stockholder, Director and Executive Officer Information” for more information about the security holdings of our principal stockholders, directors and executive officers.

Will holders of our equity awards to employees, officers and directors receive rights in the Rights Offering?

Holders of our equity awards to employees, officers and directors, including awards for voting common stock issuable under the Company’s 2020 Long-Term Incentive Plan (e.g., through stock options, restricted stock awards, restricted stock units or other similar equity grants that have not vested), will not receive rights in the Rights Offering in connection with such equity awards. However, they will receive Subscription Rights in connection with any shares of our voting common stock (e.g., vested shares) held as of the Record Date.

Does the Rights Offering implicate the Company’s previously entered into Stockholder Rights Plan (often called a “poison pill”)?

No. The issuance of the Subscription Rights, any common stock issuable upon the exercise of the Subscription Rights, or any other common stock issued in connection with the Rights Offering, including any shares that may be subsequently placed by Oppenheimer, have been classified by our board of directors as an “Exempt Transaction” as defined in the stockholder rights plan, dated as of March 28, 2024 (as amended, the “stockholder rights plan”). Participation in the Rights Offering will not implicate the stockholder rights plan. See “Description of Capital Stock” in this prospectus for more information on the stockholder rights plan.

Has the board of directors made a recommendation to stockholders regarding the Rights Offering?

No. Our board of directors is not making a recommendation regarding your exercise of the Subscription Rights. Holders who exercise Subscription Rights will incur investment risk on new money invested. We cannot predict the price at which our shares of common stock will trade after the Rights Offering. On            , 2025, the closing price of our voting common stock was $            per share. The market price for our voting common stock may be above the Subscription Price or may be below the Subscription Price. If you exercise your Subscription Rights, you may not be able to sell the underlying shares of our common stock in the future at the same price or a higher price. You should make your decision based on your assessment of our business and financial condition, our prospects for the future, the terms of the Rights Offering and the information contained in this prospectus. See “Risk Factors” for a discussion of some of the risks involved in investing in our securities.

When will I receive my new shares of common stock?

The Subscription Agent will arrange for the issuance of the common stock as promptly as practicable after the Expiration Date and after payment for the shares of common stock subscribed for has cleared and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected. We currently expect that the issuance of the shares of convertible non-voting common stock will require an additional two business days for you to receive your shares in accordance with the procedures of DTC for settlements of this kind.

Beneficial Owners

If you hold your shares in the name of a broker, dealer, bank, or other nominee, DTC will credit your account with your nominee with the shares of common stock you purchase in the Rights Offering. We currently expect that the issuance of the shares of convertible non-voting common stock will require an additional two business days for you to receive your shares in accordance with the procedures of DTC for settlements of this kind.

Registered Holders

If you are a registered holder of shares of our voting common stock (i.e., you do not hold your shares in “street name” through a custodian, bank, broker, dealer, or other nominee), all shares that you purchase in the Rights Offering will be issued in book-entry, or uncertificated, form meaning that you will receive a direct registration (“DRS”) account statement from our Subscription Agent reflecting ownership of these securities.

How can I convert former Class B common stock into common stock?

In 2011, all shares of Class B common stock, par value $2.00 per share (the “Class B common stock”), of the Company were converted into an equal number of shares of voting common stock, in accordance with sunset provisions for Class B common stock established in 1986. If you still hold certificates for Class B common stock, contact our transfer agent for our voting common stock, Equiniti Trust Company, LLC (“Equiniti”), at 1-800-468-9716 to have the shares converted to voting common stock.

Are there risks in exercising my Subscription Rights?

Yes. The exercise of your Subscription Rights involves risks. Exercising your Subscription Rights involves the purchase of additional shares of our common stock, and you should consider this investment as carefully as you would consider any other investment. We cannot assure you that the market price of our common stock will exceed the Subscription Price, nor can we assure you that the market price of our common stock will not further decline after the Rights Offering. We also cannot assure you that you will be able to sell shares of our common stock purchased in the Rights Offering at a price equal to or greater than the Subscription Price. In addition, you should carefully consider the risks described under the heading “Risk Factors” for discussion of some of the risks involved in investing in our securities.

Can the board of directors terminate or extend the Rights Offering?

Yes. Our board of directors may decide to terminate the Rights Offering prior to the expiration of the Rights Offering. We also have the right to extend the Rights Offering for a period of up to 30 days. We do not presently intend to extend the Rights Offering. We will notify stockholders if the Rights Offering is terminated or extended by issuing a press release. In the event that we decide to extend the Rights Offering and you have already exercised your Subscription Rights, your subscription payment will remain with the Subscription Agent until such time as the Rights Offering closes or is terminated.

Our Board of Directors also reserves the right to amend or modify the terms of the Rights Offering in its sole discretion.

If we should make any fundamental change to the terms set forth in this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included, offer potential purchasers who have exercised their Subscription Rights the opportunity to cancel such subscriptions or issue a refund of any money advanced by such stockholder and recirculate an updated prospectus after the post-effective amendment is declared effective with the SEC. In addition, upon such event, we may extend the Expiration Date of the Rights Offering period to allow holders of rights sufficient time to make new investment decisions and for us to recirculate updated documentation. Promptly following any such occurrence, we will issue a press release announcing any changes with respect to the Rights Offering and the new Expiration Date.

The terms of the Rights Offering cannot be modified or amended after the Expiration Date. Although we do not presently intend to do so, we may choose to amend or modify the terms of the Rights Offering for any reason, including, without limitation, in order to increase participation in the Rights Offering or the Aggregate Rights Offering Amount. Such amendments or modifications may include a change in the Subscription Price, although no such change is presently contemplated.

If the Rights Offering is not completed or is terminated, will my subscription payment be refunded to me?

Yes. The Subscription Agent will hold or cause all funds it receives to be held in a segregated bank account until completion of the Rights Offering. If we do not complete the Rights Offering, you will be refunded as promptly as practicable, without interest or penalty, any subscription payments received. If you own shares in “street name,” it may take longer for you to receive your subscription payment because the Subscription Agent will return payments through the record holder of your shares (i.e., your custodian, bank, broker, dealer, or other nominee). However, if the Rights Offering is terminated, and you have purchased Subscription Rights in the open market, you will not receive any refund with respect to the purchase.

In addition, if we should make any fundamental change to the terms set forth in this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included, offer potential purchasers who have exercised their Subscription Rights the opportunity to cancel such subscriptions, or issue a refund of any money advanced by such stockholder and recirculate an updated prospectus after the post-effective amendment is declared effective with the SEC.

What fees or charges apply if I purchase shares of our common stock?

We are not charging any fee or sales commission to issue Subscription Rights to you or to issue shares to you if you exercise your Subscription Rights. If you exercise your Subscription Rights through the record holder of your shares, you are responsible for paying any fees your record holder may charge you.

What are the U.S. federal income tax consequences of exercising Subscription Rights?

For U.S. federal income tax purposes, we do not believe you should recognize income or loss in connection with the receipt or exercise of Subscription Rights in the Rights Offering, but the receipt and exercise of the Subscription Rights is unclear in certain respects. You should consult your tax advisor as to the tax consequences of the Rights Offering in light of your particular circumstances. For a more detailed discussion, see “Material U.S. Federal Income Tax Consequences.”

Who is the dealer-manager for the Rights Offering and placement agent for any unsubscribed shares of common stock?

Oppenheimer will act as the dealer-manager for the Rights Offering. Oppenheimer is not underwriting any of the Subscription Rights being sold in the Rights Offering and does not make any recommendation with respect to such rights (including with respect to the exercise of such Subscription Rights). As contemplated by the dealer-manager agreement, Oppenheimer will not solicit any holders of the securities (including the rights) or engage in the offer and sale of such securities in any jurisdiction in which such securities are not qualified or registered for sale in accordance with, or exempt from, the state securities or blue sky laws of such jurisdiction unless and until (i) we have advised Oppenheimer that such securities have been qualified or registered in accordance with, or are exempt from application of, the state securities or blue sky laws of such jurisdiction, as applicable, and (ii) Oppenheimer possesses all required licenses and registrations to solicit or offer such securities in that jurisdiction.

If the Rights Offering is not fully subscribed following the Expiration Date, including the over-subscription privilege, Oppenheimer has additionally agreed to use its reasonable best efforts to place any of the unsubscribed shares of common stock registered hereunder up to the number of Offered Shares at the Subscription Price for an additional period of up to 45 days. The number of shares of common stock that may be sold by us during this 45-day period will depend upon the number of shares of common stock that remain available hereunder following the subscription and exercise of Subscription Rights by our stockholders. See “Plan of Distribution” in this prospectus for a discussion of the fees and expenses to be paid to Oppenheimer in connection with the Rights Offering.

Whom should I contact if I have other questions?

If you have any questions or need further information about the Rights Offering, please contact the Information Agent by telephone at (877) 869-0991 (Toll-Free) and (646) 825-3807 (International), by email at lee@is.kroll.com or by visiting the Information Agent’s website at deals.is.kroll.com/lee.

IMPORTANT DATES

Set forth below are certain important dates for the Rights Offering, which generally are subject to extension:

Record Date	, 2025
Commencement Date	, 2025
Expiration Date (including delivery of required subscription document and payment of Subscription Price)*	4:00 p.m., Central Time, on , 2025

*YOUR BROKER, DEALER, CUSTODIAN, BANK OR OTHER NOMINEE MAY ESTABLISH A SUBMISSION DEADLINE THAT IS BEFORE THE EXPIRATION DATE. WE ASSUME NO RESPONSIBILITY IN RESPECT OF THE TIMELY ADMINISTRATION OF YOUR BROKER, DEALER, CUSTODIAN, BANK OR OTHER NOMINEE TO PERFORM ITS OBLIGATIONS ON YOUR BEHALF.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This prospectus contains information that may be deemed forward-looking that is based largely on our current expectations, and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties, which in some instances are beyond our control, are:

•        Our ability to manage declining print revenue and circulation subscribers;

•        The impact and duration of adverse conditions in certain aspects of the economy affecting our business;

•        Changes in advertising and subscription demand;

•        Changes in technology that impact our ability to deliver digital advertising;

•        Potential changes in newsprint, other commodities and energy costs;

•        Interest rates;

•        Labor costs;

•        Significant cyber security breaches or failure of our information technology systems;

•        Our ability to achieve planned expense reductions and realize the expected benefit of our acquisitions;

•        Our ability to maintain employee and customer relationships;

•        Our ability to manage increased capital costs;

•        Our ability to maintain our listing status on Nasdaq;

•        Competition;

•        We may be required to indemnify the previous owners of BH Media Group, Inc. and The Buffalo News, Inc. for unknown legal and other matters that may arise;

•        Other risks detailed from time to time in our publicly filed documents;

•        Our liquidity position, any need to obtain additional capital and our ability to obtain additional financing;

•        Our ability to consummate the Rights Offering;

•        Our ability to consummate any favorable amendments, including the Term Loan Amendments, with respect to the Term Loan at all;

•        Whether we reject any subscriptions in the Rights Offering in order to protect the Company from the loss of its net operating losses;

•        The amount of proceeds we receive from the Rights Offering and how our management uses those proceeds; and

•        The impact of the Rights Offering on the trading price of our common stock.

Any statements that are not statements of historical fact (including statements containing the words “may”, “will”, “would”, “could”, “believes”, “expects”, “anticipates”, “intends”, “plans”, “projects”, “considers” and similar expressions) generally should be considered forward-looking statements. Statements regarding our plans, strategies, prospects and expectations regarding our business and industry and our responses thereto may have on our future operations, are forward-looking statements. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions described in the section titled “Risk Factors” and elsewhere in this prospectus. They reflect our expectations and are not guarantees of performance. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this report. We do not undertake to publicly update or revise our forward-looking statements, except as required by law.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider and read carefully all of the risks and uncertainties described below, as well as other information contained in this prospectus and incorporated by reference to our Annual Report on Form 10-K for our most recently ended fiscal year and in other documents that we subsequently file with the SEC, before making an investment decision with respect to our securities. The risks and uncertainties described below or incorporated herein by reference are not the only risks and uncertainties we face. The occurrence of any of the following risks or those incorporated by reference, or additional risks and uncertainties not presently known to us or that we currently believe to be immaterial, could materially and adversely affect our business, financial condition, results of operations or cash flows. In any such case, the trading price of our common stock could decline, and you may lose all or part of your investment. This prospectus also contains forward-looking statements and estimates that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks and uncertainties described below and those incorporated by reference.

Risks Related to the Rights Offering, the Subscription Rights and our Common Stock

The Subscription Price determined for the Rights Offering is not necessarily an indication of the value of our common stock.

The Subscription Price is not necessarily related to our book value, results of operations, cash flows, financial condition or the future market value of our common stock, and no valuation consultant or investment banker has opined upon the fairness or adequacy of the Subscription Price. We cannot assure you that you will be able to sell shares purchased in the Rights Offering at a price equal to or greater than the Subscription Price. We do not intend to change the Subscription Price in response to changes in the market price of our common stock prior to the Expiration Date.

The Rights Offering and other future sales of equity securities may cause the price of our common stock to increase or decrease.

Depending upon the market price of our voting common stock at the time of our announcement of the Rights Offering and its terms, including the Subscription Price, together with the number of shares of common stock we could issue if the Rights Offering is completed, may result in an increase or decrease in the market price of our common stock, which may be material. Any increase or decrease in such market price may continue after the completion of the Rights Offering. If that occurs, your purchase of shares of our common stock in the Rights Offering may be at a price greater or lower than the prevailing market price. Further, if a substantial number of Subscription Rights are exercised and the holders of the shares of our common stock received upon exercise of those rights choose to sell some or all of those shares, the resulting sales could cause the market price of our common stock to increase or decrease. Accordingly, you may only be able to purchase our shares of common stock on the open market at a price above or below the Subscription Price.

In addition, subject to stockholder approval or certain restrictions under our credit facilities, we are not restricted from issuing additional common stock or preferred stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or preferred stock or any substantially similar securities. In the future, we may sell additional shares of our common stock to raise capital and may issue substantial amounts of additional shares of our common stock, including shares issuable upon exercise of outstanding options. We may also sell shares of our common stock in connection with future acquisitions or for other purposes, including to finance our operations and business strategy or to adjust our ratio of debt to equity. Such issuances and sales, or the perception that such issuances and sales could occur, may have a harmful effect on the prevailing market prices for our common stock and our ability to raise additional capital in the financial markets at a time and price favorable to us.

Because you may not revoke or change your exercise of the Subscription Rights, you could be committed to buying shares above the prevailing market price at the time the Rights Offering is completed.

Once you exercise your Subscription Rights, except in limited circumstances, you may not revoke or change the exercise. The market price of our common stock may decline before the Subscription Rights expire. If you exercise your Subscription Rights, and, afterwards, the market price of our common stock decreases below the Subscription Price, you will have committed to buying shares of our common stock at a price above the prevailing market price and could have an immediate unrealized loss.

Our voting common stock is traded on Nasdaq under the symbol “LEE,” and the closing sale price of our voting common stock on            , 2025 was $        per share. At the time of exercise or at the Expiration Date, there can be no assurances that the market price of our common stock will be equal to the Subscription Price or the market price of our common stock will not be above or below the Subscription Price, with such changes being material.

You may not be able to resell any shares of our common stock that you purchase pursuant to the exercise of Subscription Rights immediately following the Expiration Date or be able to sell your shares at a price equal to or greater than the Subscription Price.

If you exercise Subscription Rights, you may not be able to resell the shares of our common stock purchased by exercising your Subscription Rights until you, or your broker, custodian, bank or other nominee, if applicable, have received those shares. Moreover, you will have no rights as a stockholder of the shares you purchased in the Rights Offering until we issue the shares to you. Although we will endeavor to promptly issue the shares after completion of the Rights Offering, and after all necessary calculations have been completed, there may be a delay between the Expiration Date and the time that the shares are issued. For example, we currently expect that the issuance of the shares of convertible non-voting common stock will require an additional two business days for you to receive your shares in accordance with the procedures of DTC for settlements of this kind. In addition, we cannot assure you that, following the exercise of your Subscription Rights, you will be able to sell your common stock at a price equal to or greater than the Subscription Price.

If you do not exercise your Subscription Rights, you will likely suffer dilution.

If you do not exercise your basic subscription rights in full and the shares not purchased by you are purchased by other stockholders in the Rights Offering, your proportionate voting and ownership interests will be reduced, and the percentage that your original shares represent of our equity after exercise of the Subscription Rights will be diluted. In addition, your proportionate voting and ownership interests (including, after accounting for any issuance of non-voting convertible preferred stock) as compared to certain other stockholders may be reduced depending on the issuance of shares of common stock with respect to the over-subscription privilege. The magnitude of the reduction of your percentage ownership will depend upon the extent to which you and others subscribe in the Rights Offering. We may decide to issue securities in a future offering, the nature of which will depend on market conditions and other factors beyond our control. We cannot predict or estimate the amount, timing or nature of these future events.

As of            , 2025, there were            shares of our voting common stock outstanding. We anticipate issuing up to a total of            shares of common stock, inclusive of our voting common stock and convertible non-voting common stock, in connection with the Rights Offering. There are zero shares of our convertible non-voting common stock outstanding immediately prior to the Rights Offering.

Based on the number of shares of voting common stock outstanding as of            , 2025 and assuming that no stock options are exercised and there are no other changes in the number of outstanding shares prior to the Expiration Date, if we issue all shares of common stock available in the Rights Offering to stockholders participating in the Rights Offering, we would have            shares of common stock outstanding, inclusive of our voting common stock and convertible non-voting common stock, following the completion of the Rights Offering.

The Rights Offering and future sales, or the possibility of future sales, of a substantial number of shares of our common stock or future sales at a lower price could adversely affect the price of the shares and dilute stockholders.

Future sales of a substantial number of shares of our common stock (including our voting common stock), or the perception that such sales will occur, could cause a decline in the market price of our common stock (including our voting common stock). This is particularly true if we sell our stock at a discount.

In addition, in connection with the Rights Offering, our directors and executive officers are expected to enter into lock-up agreements. If, after the end of such lock-up agreements, these stockholders sell substantial amounts of common stock in the public market, or the market perceives that such sales may occur, the market price of our common stock and our ability to raise capital through an issue of equity securities in the future could be adversely affected.

Also, in the future, we may issue additional shares of our common stock or other equity or debt securities convertible into common stock in connection with a financing, acquisition, litigation settlement, employee arrangements, or otherwise. Any such issuance could result in substantial dilution to our existing stockholders and could cause our common share price to decline.

An active trading market for our convertible non-voting common stock may not develop, which could limit the market price of our convertible non-voting common stock or the ability of our convertible non-voting common stock to sell them.

We cannot predict whether investor interest in us will lead to the development of an active and liquid trading market for our convertible non-voting common stock. The convertible non-voting common stock is not listed on any securities exchange, and we do not intend to apply for any such listing. If an active trading market does not develop, holders of our shares of convertible non-voting common stock may have difficulty selling any shares that may be owned as a result of the Rights Offering or may be purchased later. Even if an active trading market develops for our shares of our convertible non-voting common stock, the market price of our shares may be highly volatile and could be subject to wide fluctuations. In addition, the trading volume of our shares of convertible non-voting common stock may fluctuate and cause significant price variations to occur.

Further, upon the third anniversary of the issuance of the convertible non-voting common stock in connection with the Rights Offering, each share of convertible non-voting common stock will automatically convert into one share of our voting common stock, unless customarily adjusted due to subdivisions, combinations or stock splits. Upon such conversion, we can guarantee that an active trading market for our voting common stock may occur and whether you will be able to sell our voting common stock at favorable prices or at all.

If we cannot achieve sufficient funding, such as through a failure to consummate the Rights Offering or other potential equity financing transactions, or our liquidity position deteriorates, we may not be able to be continue as a going concern.

We have experienced recurring net losses for the past several years. Our ability to continue as a going concern requires that we obtain sufficient funding to finance our operations. If we are unable to obtain sufficient funding, such as through a failure to consummate the Rights Offering or other potential equity financing transactions, or our liquidity position deteriorates, our business, prospects, financial condition and results of operations may be materially and adversely affected, and we may be unable to continue as a going concern.

We may not be able to enter any amendments with respect to the Term Loan, including the Term Loan Amendments, which would have a material adverse effect on our business, financial condition and results of operations and our ability to continue to operate as a going concern.

We have incurred a substantial amount of indebtedness to fund our operations, which requires significant interest payments, and we may incur more debt in the future. Our current long-term indebtedness, and any future debt incurred, could have significant consequences on our future operations, including making it more difficult to satisfy our debt obligations and meet our operational goals.

Specifically, as previously disclosed, the Company’s entire outstanding long-term indebtedness is encompassed by the Term Loan, a 25-year term loan with BH Finance, an affiliate of with Berkshire Hathaway, Inc. As of June 29, 2025, the outstanding aggregate principal amount of the Term Loan was $455.9 million.

In connection with the Rights Offering, we are seeking to enter into the Term Loan Amendments with BH Finance. BH Finance has agreed in-principle to the Term Loan Amendments, subject to definitive documentation, which will provide for (a) an exemption from the definition of “change of control” (as set forth in the credit agreement governing the Term Loan) with regard to any potential change of control that would result from the issuance of any common stock in connection with Rights Offering and (b) a reduction of the annual interest rate of the Term Loan to 5.0% from the current fixed rate of 9.0% with such reduction in effect for a period of five years from the date of the amendment. To the extent that the Potential Interest Rate Reduction Amendment becomes effective, the Potential Interest Rate Reduction Amendment would be expected to reduce the Company’s contractual interest payment and debt service obligations under the Term Loan by approximately $18.0 million for each fiscal year in effect based on the outstanding aggregate principal amount as of June 29, 2025.

While BH Finance has agreed in-principle to the Term Loan Amendments, subject to definitive documentation, there is no assurance that we may be able to enter into the Term Loan Amendments on the terms described herein or at all.

We may cancel the Rights Offering at any time prior to the Expiration Date, and neither we nor the Subscription Agent will have any obligation to you except to return your subscription payment.

We may at our sole discretion cancel the Rights Offering at any time prior to the Expiration Date. If we elect to cancel the Rights Offering, neither we nor the Subscription Agent will have any obligation with respect to the Subscription Rights except to return to you as promptly as practicable, without interest or penalty, any subscription payments received.

The dealer-manager is not underwriting the Rights Offering but may act as a placement agent of the shares of common stock.

If the Rights Offering is not fully subscribed following the Expiration Date, Oppenheimer, as the dealer-manager for the Rights Offering, has agreed to use its reasonable best efforts to place any of the unsubscribed shares of common stock registered hereunder at the Subscription Price for an additional period of up to 45 days. The number of shares of common stock that may be sold by us during this 45-day period will depend upon the number of shares of common stock that remain available hereunder following the exercise of Subscription Rights by our common stockholders. No assurance can be given that any unsubscribed shares of common stock will be available for sale or will be sold during this period. Oppenheimer is not an underwriter of the Subscription Rights, the shares of common stock issuable upon exercise of the basic right or over-subscription privilege, or any remaining unsubscribed shares of common stock to be placed following expiration of the Rights Offering. Under our agreement with the dealer-manager, Oppenheimer is solely providing marketing assistance and advice to us in connection with the Rights Offering. Its services to us in this connection cannot be construed as any assurance that the Rights Offering will be successful.

If all of your required forms and payments are not received by the Subscription Agent prior to the Expiration Date, your exercise of Subscription Rights may be rejected.

Stockholders that desire to purchase shares in the Rights Offering must act promptly to ensure that all required forms and payments are actually received by the Subscription Agent prior to the Expiration Date. If you are a beneficial owner of shares, you must act promptly to ensure that your broker, dealer, custodian, bank or other nominee acts for you and that all required forms and payments are actually received by the Subscription Agent prior to the Expiration Date. Your broker, dealer, custodian, bank or other nominee may establish a submission deadline that is before the expiration date. We assume no responsibility in respect of the timely administration of your broker, dealer, custodian, bank or other nominee to perform its obligations on your behalf. We are not responsible if you, your broker, dealer, custodian, bank or nominee fails to ensure that all required forms and payments are actually received by the Subscription Agent prior to the Expiration Date. If you fail to complete and sign the required subscription forms, send an incorrect payment amount or otherwise fail to follow the subscription procedures that apply to your exercise in the Rights Offering prior to the Expiration Date (including any procedures established by your nominee) such that the Subscription Agent does not receive your payment and validly completed subscription forms, the Subscription Agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we nor the Subscription Agent undertakes to contact you concerning, or attempt to correct, an incomplete or incorrect subscription form. We have the sole discretion to determine whether the exercise of your Subscription Rights properly and timely follows the subscription procedures.

You may not receive all of the shares for which you subscribe or over-subscribe.

With respect to your basic subscription rights, in the event that the Rights Offering would have been subscribed in an amount in excess of the amount of the rights offering solely due to the exercise of basic subscription rights, because of the rounding of fractional shares of voting common stock, all holders’ shares issued in the Rights Offering will be reduced in proportional or an otherwise equitable manner. In addition, holders who fully exercise their basic subscription rights will be entitled to subscribe for an additional number of shares of common stock by exercising an over-subscription privilege.

To the extent available, over-subscription privileges will be allocated pro rata among rights holders who over-subscribe, based on the amount over-subscribed for (after accounting for, and including, the exercise of such over-subscribing holder’s basic subscription rights). We cannot guarantee that you will receive any or the entire number of shares for which you over-subscribed. If the prorated number of shares of common stock, inclusive of our voting common stock and any convertible non-voting common stock, allocated to you in connection with your over-subscription privilege is less than your request or you have any other excess payments to the Subscription Agent with respect to your basic subscription rights, then the excess funds held by the Subscription Agent on your behalf will be returned as promptly as practicable, without interest or penalty, after the Expiration Date and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected, and we will have no further obligation to you.

We are subject to restrictions on non-U.S. ownership, which may limit non-U.S. persons from receiving a portion of any shares of our common stock subscribed for pursuant to the Rights Offering.

To comply with certain regulations governing the U.S. media industry, our certificate of incorporation and bylaws contain restrictions on certain “alien” holders of our common stock holding more than 20% of our outstanding capital stock. An “alien” is defined in our certificate of incorporation, the term “alien” includes (i) all persons not citizens of the United States of America, without regard to residence, (ii) all corporations organized under laws other than those of the United States of America or the several States and/or (iii) all foreign governments. In the event that the exercise by a stockholder of the basic subscription right or the over-subscription privilege could, as determined in our sole discretion, potentially result in more than 20% of the outstanding shares of capital stock of the Company being owned or controlled, directly or indirectly, by or for the account of all “aliens” (as defined in the Company’s certificate of incorporation) as a group, we will be required to reduce the exercise by such stockholder of the basic subscription right or the over-subscription privilege to such number of shares of common stock as in our sole discretion determine to be advisable in order to comply with the Foreign Ownership Limitations.

We may amend or modify the terms of the Rights Offering at any time before the expiration of the Rights Offering in our sole discretion.

Our board of directors reserves the right to amend the terms of the Rights Offering in its sole discretion. Although we do not presently intend to do so, we may choose to amend the terms of the Rights Offering for any reason, including, without limitation, in order to increase participation in the Rights Offering. Any such amendment that is not fundamental enough for us to have to return your subscription payment nonetheless may affect your rights, including any anticipated return on your investment, adversely.

If we should make any fundamental change to the terms set forth in this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included, offer potential purchasers who have exercised their Subscription Rights the opportunity to cancel such subscriptions and issue a refund of any money advanced by such stockholder and recirculate an updated prospectus after the post-effective amendment is declared effective with the SEC. In addition, upon such event, we may extend the Expiration Date of the Rights Offering period to allow holders of rights sufficient time to make new investment decisions and for us to recirculate updated documentation. Promptly following any such occurrence, we will issue a press release announcing any changes with respect to the Rights Offering and the new Expiration Date.

The Rights Offering could impair or limit our net operating loss carryforwards.

We historically have and may continue to have net operating losses in the future. Under the Code, an “ownership change” with respect to a corporation could limit the amount of pre-ownership change net operating losses and certain other tax assets that the corporation may utilize after the ownership change to offset future taxable income, possibly reducing the amount of cash available to the corporation to satisfy its obligations. An ownership change generally should occur if the aggregate stock ownership of beneficial owners of at least 5% of our stock increases by more than 50 percentage points over the preceding three-year period. Because not all stockholders may exercise their basic subscription rights in full, the purchase of shares of our common stock could result in a shift in this beneficial ownership that could trigger an ownership change with respect to our stock. See “The Rights Offering — Limitation on the Purchase of Shares of Common Stock” for a description of certain limitations on purchase.

You may be required to allocate a portion of your tax basis in our voting common stock to the Subscription Rights received in the Rights Offering.

You will be required to allocate a portion of your tax basis in your voting common stock to the Subscription Rights we distribute to you in the Rights Offering (which will carry over and become part of the tax basis in any of our common stock acquired upon exercise of the rights) if you determine the value of the Subscription Rights equals or exceeds 15% of the fair market value of our voting common stock on the Commencement Date, or if you so elect to allocate a portion of your tax basis to the Subscription Rights. We are not required to, nor do we intend to, provide you with an appraisal setting forth the estimated fair market value of the rights. Please read “Material U.S. Federal Income Tax Consequences” for further information on the treatment of the Rights Offering.

The receipt of Subscription Rights may be treated as a taxable dividend to you.

The U.S. federal income tax consequences of the Rights Offering to stockholders will depend on whether the Rights Offering is part of a “disproportionate distribution.” We intend to take the reporting position that the Subscription Rights issued to common stockholders pursuant to the Rights Offering (a) are not part of a “disproportionate distribution” and (b) will not be a taxable distribution with respect to your existing securities. The disproportionate distribution rules are complicated, however, and their application is uncertain, and thus counsel is not rendering a definitive opinion regarding the application of such rules. Accordingly, it is possible that the IRS could successfully challenge our reporting position and assert that the Rights Offering is a taxable distribution. For a discussion of the tax consequences if this distribution is non-taxable and the tax consequences if it is taxable, see the discussion in “Material U.S. Federal Income Tax Consequences.”

The absence of any formal commitment from any of our stockholders to participate in the Rights Offering may result in our receipt of minimal or no gross proceeds from the Rights Offering.

We do not have any binding commitments from any of our stockholders to participate in the Rights Offering and we cannot assure you that any of our stockholders will exercise any part of their Subscription Rights. There is no guarantee that there will be any proceeds from the Rights Offering. In addition, we have not entered into any backstop agreement or similar arrangement with respect to the purchase of any shares of our common stock being offered in the Rights Offering. Thus, there is no assurance that any shares will be purchased pursuant to the Rights Offering. See “Plan of Distribution.”

We will have considerable discretion over the use of the proceeds of the Rights Offering and may not realize an adequate return.

We will have considerable discretion in the application of the net proceeds of the Rights Offering. We have not determined the amount of net proceeds that we will apply to various general corporate purposes. Such general corporate purposes may include capital expenditures and working capital, as well as other activities necessary for our operations, such as investments in technology with respect to advertising strategies, audience outreach, our internal operations, and digital products. We may use the proceeds for purposes that do not yield a significant return, if any, for our stockholders.

The reasonable best efforts structure of the Rights Offering may have an adverse effect on our business plan.

Oppenheimer is offering the securities in the Rights Offering on a reasonable best efforts basis. Oppenheimer is not required to purchase any securities but will use its reasonable best efforts to sell the securities offered. As a “reasonable best efforts” offering, there can be no assurance that the Rights Offering contemplated hereby will ultimately be consummated or will result in any proceeds being made available to us. The success of the Rights Offering will impact our ability to use the proceeds to execute our business plan. We may have insufficient capital to implement our business plan, potentially resulting in greater operating losses unless we are able to raise the required capital from alternative sources. There is no assurance that alternative capital, if needed, would be available on terms acceptable to us, or at all.

We have no current plans to pay cash dividends on our common stock; as a result, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.

We have no current plans to pay dividends on our common stock. Any future determination to pay dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend on a number of factors, including our financial condition, results of operations, capital requirements, contractual, legal, tax and regulatory restrictions, general business conditions and other factors that our board of directors may deem relevant. As a result, you may not receive any return on an investment in our common stock unless you sell your common stock for a price greater than that which you paid for it.

Provisions of our certificate of incorporation and by-laws may delay or prevent a takeover, which may not be in the best interest of our stockholders.

Provisions of Delaware law and our certificate of incorporation and our second amended and restated by-laws (the “by-laws”) could make the acquisition of our Company and the removal of incumbent officers and directors more difficult. Such provisions include restrictions as to when and by whom special meetings of our stockholders may be called. Further, our certificate of incorporation authorizes the issuance of up to 500,000 shares of serial convertible preferred stock and, if the Charter Amendments are adopted, will authorize 10,500,000 shares of “blank check” preferred stock, each with such rights, preferences, privileges and restrictions as may be determined from time to time by our board of directors in its sole discretion, and such preferred stock may be designated rights that could adversely affect the voting power or other rights of the holders of our common stock.

As a Delaware corporation, we are subject to the provisions of Section 203 of the Delaware General Corporation Law (the “DGCL”). In general, the statute prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date that the person became an interested stockholder unless, subject to certain exceptions, the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. These provisions may have the effect of delaying, deferring or preventing a change in control of our Company without further action by the stockholders. See “Description of Capital Stock — Delaware Law and Certain Provisions of Our Certificate of Incorporation and By-Laws.”

The stockholder rights plan, or “poison pill,” includes terms and conditions that could discourage a takeover or other transaction that stockholders may consider favorable.

On March 28, 2024, our board of directors adopted the stockholder rights plan, pursuant to which each holder of record of voting common stock received one preferred share purchase right (a “Right”) for each share of voting common stock outstanding as of April 8, 2024. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series C Participating Convertible Preferred Stock, without par value (the “Preferred Shares”), of the Company at a price of $90.00 per one one-thousandth of a Preferred Share represented by a Right, subject to adjustment. The stockholder rights plan was adopted in response to stockholder activism concerns and is intended to protect the Company and its stockholders from efforts by a single stockholder or group of stockholders to obtain control of the Company without paying a control premium through a number of recognized stockholder protections. Generally, the stockholder rights plan works by causing substantial dilution to any person or group (other than specified exempt persons) that acquires 10% or more of the shares of voting common stock of the Company without the approval of our board of directors. As a result, the overall effect of the stockholder rights plan may be to render more difficult or discourage a merger, tender or exchange offer or other business combination involving our Company that is not approved by our board of directors even if the offer may be considered beneficial by some stockholders. See “Description of Capital Stock — Stockholder Rights Plan.”

With respect to the Rights Offering, or any other common stock issued in connection with the Rights Offering, including any shares that may be subsequently placed by Oppenheimer, have been classified by our board of directors as an “Exempt Transaction” as defined in the stockholder rights plan. Participation in the Rights Offering will not implicate the stockholder rights plan. See “Description of Capital Stock” in this prospectus for more information on the stockholder rights plan.

Risks Related to our Business

Investors should carefully consider the risks and uncertainties and all other information contained or incorporated by reference in this prospectus, including the risks and uncertainties discussed under “Risk Factors” in our Annual Report on Form 10-K for our most recent fiscal year ended and in our subsequent filings with the SEC that are incorporated herein by reference. All these risk factors are incorporated by reference herein in their entirety. These risks and uncertainties are not the only ones facing us. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned in this prospectus.

THE RIGHTS OFFERING

The following summary contains basic information about our common stock and the Rights Offering and is not intended to be complete. It does not contain all the information that may be important to you. Before deciding whether to exercise your Subscription Rights, you should carefully read this prospectus or any prospectus supplement, including the information set forth under the heading “Risk Factors” and the information that is incorporated by reference into this prospectus or any prospectus supplement. For a more complete understanding of our common stock, you should read the section entitled “Description of Capital Stock” in this prospectus.

The following describes the Rights Offering in general and assumes, unless specifically provided otherwise, that you are a record holder (i.e., a registered holder) of our voting common stock on the Record Date. If you hold your shares in a brokerage account or through a dealer or other nominee, please also refer to “— Notice to Brokers and Nominees” below.

The Subscription Rights

We are distributing to the record holders, at no charge, non-transferable Subscription Rights to purchase shares of voting common stock at a per share price equal to $            . Each record holder will receive one Subscription Right for each share of our voting common stock owned by such record holder as of the Record Date. Each Subscription Right entitles the record holder to a basic subscription right and an over-subscription privilege.

Basic Subscription Right

Each basic subscription right will entitle you to purchase            shares of voting common stock at the Subscription Price. For example, if you own 100 shares of common stock on the Record Date, on the Commencement Date, you will receive 100 Subscription Rights and will have the basic subscription right to purchase            shares of voting common stock. You may exercise all or a portion of your basic subscription right or you may choose not to exercise any basic subscription right at all.

In the event that the Rights Offering would have been subscribed in an amount in excess of the Offered Shares, solely due to the exercise of basic subscription rights, because of the rounding of fractional shares of voting common stock, all holders’ shares issued in the Rights Offering will be reduced in proportional or an otherwise equitable manner. Any excess subscription payments received by the Subscription Agent will be returned as promptly as practicable, without interest or penalty. See “— Limitation on the Purchase of Shares of Common Stock” for a description of certain limitations on purchase.

Over-Subscription Privilege

If you exercise your basic subscription right in full, you may also choose to exercise your over-subscription privilege. If over-subscription requests exceed the number of Offered Shares, however, subject to the Regulatory Ownership Limitations, we will allocate the available shares of common stock, inclusive of any voting common stock and any convertible non-voting common stock requested in aggregate, on a prorated basis, subject to rounding, based on such holder’s amount over-subscribed for (after accounting for, and including, the exercise of such over-subscribing holder’s basic subscription rights). Subject to the foregoing proration and cutback, if applicable, we will seek to honor the over-subscription privilege requests in full. For the avoidance of doubt, no individual holder may submit an over-subscription request for more than the total number of Offered Shares.

The Subscription Agent will determine the over-subscription allocation based on the procedure described above. To the extent the aggregate subscription payment of the actual number of shares of common stock available to you pursuant to the over-subscription privilege is less than the amount you actually paid in connection with the exercise of the over-subscription privilege (i.e., an underfunding), you will be allocated only the number of shares of common stock available to you, and any excess subscription payments will be returned as promptly as practicable, without interest or penalty, after expiration of the Rights Offering.

Further, assuming approval of the Non-Voting Common Stock Amendment, in connection with the over-subscription privilege, you may request to purchase either our voting common stock or, in lieu of such voting common stock, our convertible non-voting common stock, in each case at the Subscription Price. You must elect to either purchase all voting common stock or all convertible non-voting common stock in connection with the over-subscription privilege.

We can provide no assurances that you will actually be entitled to purchase the number of shares of common stock issuable upon the exercise of your over-subscription privilege in full at the expiration of the Rights Offering. We will not be able to satisfy any requests for shares of common stock pursuant to the over-subscription privilege if all of our stockholders exercise their basic subscription right in full, and we will only honor an over-subscription privilege to the extent sufficient shares of common stock are available following the exercise of the basic subscription right.

Limitation on the Purchase of Shares of Common Stock

General

You may only purchase the number of shares of common stock purchasable upon exercise of the number of basic subscription rights distributed to you in the Rights Offering, plus the over-subscription privilege, if any. Accordingly, the number of shares of common stock that you may purchase in the Rights Offering is limited by the number of shares of our voting common stock that you held on the Record Date and by the extent to which other stockholders exercise their basic subscription right and over-subscription privileges, which we cannot determine prior to completion of the Rights Offering.

Regulatory Ownership Limitations

Foreign Ownership Limitation.    In the event that the exercise by a stockholder of the basic subscription right or the over-subscription privilege could, as determined in our sole discretion, potentially result in more than 20% of the outstanding shares of capital stock of the Company being owned or controlled, directly or indirectly, by or for the account of all “aliens” (as defined in the Company’s certificate of incorporation) as a group, we will be required to reduce the exercise by such stockholder of the basic subscription right or the over-subscription privilege to such number of shares of common stock as in our sole discretion determine to be advisable in order to comply with our certificate of incorporation.

Tax Attribute Limitation.    In the event that the exercise by a stockholder of the basic subscription right or the over-subscription privilege could, as determined in our sole discretion, potentially result in a limitation on our ability to use net operating losses, tax credits and other tax attributes, under the Code, the Company may, but is under no obligation to, reduce the exercise by such stockholder of the basic subscription right or the over-subscription privilege to such number of shares of common stock as the Company in its sole discretion shall determine to be advisable in order to preserve its ability to use the Tax Attributes or preserve our ability to use the Tax Attributes. If the amount of Subscription Rights that you exercise is so limited, any amount not used for purchases also will be refunded.

No Issuance of Fractional Shares of Common Stock

No fractional shares of our common stock will be issued. Holders may only exercise basic subscription rights or request shares of our common stock through the over-subscription privilege that would result in the issuance of a whole number of shares of our common stock. Unless the procedures of DTC provide otherwise, any fractional shares of common stock resulting from the exercise of the Subscription Rights will be rounded down to the nearest whole share such that only whole shares of our common stock are purchased in the Rights Offering.

Subscription Rights for Holders of Fractional Shares of Our Voting Common Stock

Unless you are an Only Fractional Holder, Subscription Rights will not be distributed in respect of any fractional shares of our voting common stock held by any holder, and any holder with fractional shares of voting common stock will be rounded down to the nearest whole number for the purposes of the distribution of Subscription Rights.

Subscription Price

The Subscription Price will be equal to $            . The Subscription Price does not necessarily bear any relationship to our past or expected future results of operations, cash flows, or current or prospective financial condition.

Determination of Subscription Price

In the determining the Subscription Price, an independent committee of our board of directors considered a variety of factors including those listed below:

•        the current and historical trading prices of our voting common stock on Nasdaq;

•        the price at which stockholders might be willing to participate in the Rights Offering;

•        our need for additional capital and liquidity, including in light of the substantial indebtedness represented by the Term Loan and any potential favorable amendment thereto;

•        BH Finance’s non-binding indication of interest in entering into the Proposed Interest Rate Reduction Amendment;

•        the cost of capital from other sources;

•        our business prospects and general conditions of the securities markets; and

•        selected precedent transactions, including the percentage of shares offered, the terms of the subscription rights being offered, the subscription price and the discount or premium that the subscription price represented to the immediately prevailing closing prices for those offerings.

The Subscription Price does not necessarily bear any relationship to any established criteria for value. No valuation consultant or investment banker has opined upon the fairness or adequacy of the Subscription Price. You should not consider the Subscription Price as an indication of actual value of the Company or our common stock. You should not assume or expect that, after the Rights Offering, our shares of common stock will trade at or above the Subscription Price in any given time period. The market price of our common stock may decline after the Rights Offering. Further, there is no currently established trading market for our convertible non-voting common stock, and there are no assurances that one will develop and at what market prices. We cannot assure you that you will be able to sell the Subscription Rights, or the shares of our common stock purchased during the Rights Offering at a price equal to or greater than the Subscription Price. You should obtain a current price quote for our voting common stock before exercising your Subscription Rights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of the Rights Offering. Once made, all exercises of Subscription Rights are irrevocable. See “Risk Factors — The Subscription Price determined for the Rights Offering is not necessarily an indication of the value of our common stock” and “Risk Factors — An active trading market for our convertible non-voting common stock may not develop, which could limit the market price of our convertible non-voting common stock or the ability of our convertible non-voting common stock to sell them.”

Expiration Date; Extension

The subscription period, during which you may exercise your Subscription Rights, expires at 4:00 p.m., Central Time, on the Expiration Date. If you do not exercise your Subscription Rights before that time, your Subscription Rights will expire and will no longer be exercisable. We will not be required to issue shares to you if the Subscription Agent receives your subscription documentation or your subscription payment after that time. We have the option to extend the Rights Offering, in our sole discretion, for a period of up to 30 days, although we do not presently intend to do so. We may extend the Rights Offering by giving oral or written notice to the Subscription Agent before the Expiration Date. If we elect to extend the Rights Offering, we will issue a press release announcing the extension no later than 8:00 a.m., Central Time, on the next business day after the most recently announced Expiration Date.

If you hold your shares of voting common stock in the name of a broker, dealer, custodian, bank or other nominee (i.e., you hold your shares in “street name”), such nominee will exercise the Subscription Rights on your behalf in accordance with your instructions. Please note that any nominee may establish a deadline that may be before the Expiration Date.

Termination

Our board of directors may cancel the Rights Offering at any time before its expiration for any reason. If the Rights Offering is canceled, we will issue a press release notifying stockholders of the cancellation, and all subscription payments received by the Subscription Agent will be returned as promptly as practicable, without interest or penalty.

Return of Funds upon Completion or Termination

The Subscription Agent will hold or cause all funds received in payment for shares to be held in a segregated account pending completion of the Rights Offering. The Subscription Agent will hold this money until the Rights Offering is completed or is terminated. Except in limited circumstances, you will not be able to rescind your subscription. Any excess subscription payments, including refunds resulting from will be returned to you as promptly as practicable after the Expiration Date, without interest or penalty. If the Rights Offering is terminated for any reason, all subscription payments received by the Subscription Agent will be as promptly as practicable returned, without interest or penalty. However, if you purchase Subscription Rights in the open market and the Rights Offering is not consummated or you do not timely exercise the Subscription Rights purchased, the purchase price will not be refunded to you. See “Risk Factors — We may cancel the Rights Offering at any time prior to the Expiration Date, and neither we nor the Subscription Agent will have any obligation to you except to return your subscription payment” and “Risk Factors — You may not receive all of the shares for which you subscribe or over-subscribe.”

Placement Period Following Expiration of Rights Offering

If the Rights Offering is not fully subscribed following the Expiration Date, Oppenheimer has additionally agreed to use its reasonable best efforts to place any unsubscribed shares of common stock registered hereunder up to the total number of Offered Shares at the Subscription Price for an additional period of up to 45 days. The number of shares of common stock that may be sold by us hereunder during this 45-day period will depend upon the number of shares of common stock that remain available hereunder following the exercise of Subscription Rights by our common stockholders. No assurance can be given that any unsubscribed shares of common stock will be available for sale or will be sold during this period.

Shares of Our Common Stock Outstanding After the Rights Offering

As of            , 2025, there are            shares of our voting common stock outstanding. Based on the foregoing, and assuming no other transactions by us involving our common stock prior to the Expiration Date, and the Rights Offering is fully subscribed for the maximum number of shares of common stock available, approximately            shares of our common stock, inclusive of our voting common stock and non-voting common stock, will be issued and outstanding. The exact number of shares of common stock that we will issue in the Rights Offering will depend on the Subscription Price and the number of shares of common stock subscribed for.

Methods for Exercising Subscription Rights

The exercise of Subscription Rights is irrevocable and may not be canceled or modified. You may exercise your Subscription Rights as follows:

Subscription by Record Holders

If you are a stockholder of record, your Electronic Registered Holder Rights Certificate has been prepopulated, to the extent available, with your number of shares of voting common stock and the number of common shares that you may purchase pursuant to your basic subscription right. You may exercise your Subscription Rights by properly completing and electronically submitting and executing Electronic Registered Holder Rights Certificate, including with respect to your over-subscription privilege, together with your full payment, to the Subscription Agent. Wire instructions for payment to the Subscription Agent’s escrow account are included in your Electronic Registered Holder Rights Certificate.

Please submit the Electronic Registered Holder Rights Certificate at the following website: deals.is.kroll.com/lee

Beneficial Owners

DTC ASOP Submission Process.    If you are a beneficial owner of shares of voting common stock that are registered in the name of a broker, dealer, bank or other nominee (i.e., you hold your shares of our voting common stock in “street name” through a custodian, bank, broker, dealer, or other nominee) who uses the services of DTC, you should instruct your record holder (i.e., your custodian, bank, broker, dealer, or other nominee) to exercise your Subscription Rights through DTC on your behalf and deliver all required documents and payment before the Expiration Date. Upon receiving your valid instructions in accordance with your nominee’s procedures, we expect that your broker, dealer, bank or other nominee will subscribe through DTC’s ASOP system on your behalf. Further, to exercise your over-subscription privilege through DTC’s ASOP system, such broker, dealer, bank or other nominee who acts on behalf of beneficial owners will be required to certify to us and to the subscription agent as to the aggregate number of basic subscription rights exercised, and the number of shares of common stock requested (including any non-voting common stock) through the over-subscription privilege, by each beneficial owner on whose behalf such broker, dealer, custodian, bank or other nominee is acting.

YOUR BROKER, DEALER, CUSTODIAN, BANK OR OTHER NOMINEE MAY ESTABLISH A SUBMISSION DEADLINE THAT IS BEFORE THE EXPIRATION DATE. WE ASSUME NO RESPONSIBILITY IN RESPECT OF THE TIMELY ADMINISTRATION OF YOUR BROKER, DEALER, CUSTODIAN, BANK OR OTHER NOMINEE TO PERFORM ITS OBLIGATIONS ON YOUR BEHALF.

Requests for Convertible Non-Voting Common Stock.    If you are such a beneficial owner and desire to request convertible non-voting common stock, please email the Subscription Agent to receive an identification code for tracking. Your broker, dealer, bank or other nominee must submit the identification code through DTC to request convertible non-voting common stock as part of our over-subscription privilege. Please request the identification code from the Subscription Agent at the following email address: lee@is.kroll.com. Please include “Lee Rights Offering: Convertible Non-Voting Stock” in the email subject line. You must elect to either purchase all voting common stock or all convertible non-voting common stock in connection with the over-subscription privilege.

Treatment of Certain Persons who are considered “aliens” (e.g., non-U.S. persons). Also, if you are an “alien” (as defined in our certificate of incorporation), please email the Subscription Agent to receive an identification code for tracking. Your broker, dealer, bank or other nominee must submit the identification code through DTC in order to participate in the Rights Offering. Please request the identification code from the Subscription Agent at the following email address: lee@is.kroll.com. Please include “Lee Rights Offering: Alien (Non-U.S. Person)” in the email subject line.

As defined in our certificate of incorporation, the term “alien” includes (i) all persons not citizens of the United States of America, without regard to residence, (ii) all corporations organized under laws other than those of the United States of America or the several States and/or (iii) all foreign governments. In the event that the exercise by a stockholder of the basic subscription right or the over-subscription privilege could, as determined in our sole discretion, potentially result in more than 20% of the outstanding shares of capital stock of the Company being owned or controlled, directly or indirectly, by or for the account of all “aliens” (as defined in the Company’s certificate of incorporation) as a group, we will be required to reduce the exercise by such stockholder of the basic subscription right or the over-subscription privilege to such number of shares of common stock as in our sole discretion determine to be advisable in order to comply with the Foreign Ownership Limitations.

IF YOU DO NOT SUBMIT YOUR RELEVANT IDENTIFICATION CODE, YOU WILL NOT HAVE VALIDLY EXERCISED YOUR SUBSCRIPTION RIGHTS, INCLUDING ANY OVER-SUBSCRIPTION PRIVILEGE, AND YOU WILL BE REQUIRED TO WITHDRAW YOUR INVALID EXERCISE AND WILL NEED TO VALIDLY RESUBMIT YOUR EXERCISE IN ACCORDANCE WITH THE PROCECURES OF DTC.

For the avoidance of doubt, beneficial owners are not required to submit the Electronic Registered Holder Rights Certificate.

PLEASE DO NOT DELIVER COMPLETED SUBSCRIPTION FORMS OR SUBSCRIPTION RIGHTS CERTIFICATES OR PAYMENTS DIRECTLY TO LEE ENTERPRISES, INCORPORATED.

Subscription Agent

The Subscription Agent for the Rights Offering is Kroll. The Subscription Agent may serve as the rights agent for the Rights Offering as necessary.

If you attempt to exercise your Subscription Rights in a manner different than that described in this prospectus, then we may not honor the exercise of your Subscription Rights.

If you have any questions or need further information about the Rights Offering, please contact the Information Agent by telephone at (877) 869-0991 (Toll-Free) and (646) 825-3807 (International), by email at lee@is.kroll.com or by visiting the Information Agent’s website at deals.is.kroll.com/lee.

Payment Methods

Payment by Registered Holders

Upon properly completing and electronically submitting and executing the Electronic Registered Holder Rights Certificate, you will send your full payment to the Subscription Agent’s escrow account in accordance with the wire instructions included in your Electronic Registered Holder Rights Certificate.

Payment by Beneficial Owners

To properly exercise your basic subscription right and over-subscription privilege, you must deliver the subscription payment related to your over-subscription privilege before the Expiration Date in accordance with the payment instructions provided by a broker, dealer, custodian, bank, or other nominee in accordance with the procedures established by DTC.

Missing or Incomplete Subscription Forms or Payment

If all of your required forms and payments are not received by the Subscription Agent prior to the Expiration Date, your exercise of Subscription Rights may be rejected. For example, if you fail to complete and sign the Subscription Rights certificate or otherwise fail to follow the subscription procedures that apply to the exercise of your Subscription Rights before the Expiration Date, the Subscription Agent may reject your subscription or accept it to the extent of the payment received.

Neither we nor our Subscription Agent undertakes any responsibility or action to contact you concerning an incomplete or incorrect subscription form, nor are we under any obligation to correct such forms. We have the sole discretion to determine whether a subscription exercise properly complies with the subscription procedures.

The payment received will be applied to exercise your Subscription Rights to the fullest extent possible based on the amount of the payment received. Any excess subscription payments received by the Subscription Agent will be returned as promptly as practicable, without interest or penalty, following the expiration of the Rights Offering.

Important for Registered Holders

Please follow the directions regarding the electronic submission of the Electronic Registered Holder Rights Certificate and payments described above. Do not send Electronic Registered Holder Rights Certificate directly to the Company. You are responsible for completing the payment and submitting your Electronic Registered Holder Rights Certificate and you bear the risks associated with such submission. We also recommend that you submit as early as possible prior to the Expiration Date so that your Electronic Registered Holder Rights Certificate may be reviewed and processed by the Subscription Agent.

Issuance of Common Stock Acquired in the Rights Offering

Registered Holders.    If you are a registered holder of shares of our voting common stock (i.e., you are not a beneficial owner holding your shares in “street name”), the shares of common stock that are purchased in the Rights Offering will be issued in book-entry, or uncertificated, form meaning that you will receive a DRS account statement from our Transfer Agent reflecting ownership of these securities showing you are a stockholder of record for the shares of common stock purchased in the Rights Offering.

Beneficial Owners.    If you hold your shares of voting common stock in the name of a custodian, bank, broker, dealer, or other nominee, DTC will credit your account with your nominee with the securities you purchased in the Rights Offering. We currently expect that the issuance of the shares of convertible non-voting common stock will require an additional two business days for you to receive your shares in accordance with the procedures of DTC for settlements of this kind.

No Fractional Shares

We will not issue fractional shares of common stock in the Rights Offering. Unless the procedures of DTC provide otherwise, any fractional shares of common stock resulting from the exercise of the Subscription Rights will be rounded down to the nearest whole share such that only whole shares of our common stock are purchased in the Rights Offering.

Any stockholder as of the Record Date that owns fewer than one (1) share of voting common stock as of the close of business on the Record Date is entitled to subscribe for one (1) full share of voting common stock in the Rights Offering. Otherwise, any stockholder holding fractional shares of voting common stock will be rounded down to the nearest whole number for the purposes of the Subscription Rights.

Notice to Brokers and Nominees

If you are a broker, dealer, bank, or other nominee holder that holds shares of our common stock for the account of others on the Record Date, you should notify the beneficial owners of the shares for whom you are the nominee of the Rights Offering as soon as possible to learn their intentions with respect to exercising their Subscription Rights.

You may exercise the number of Subscription Rights to which all beneficial owners in the aggregate otherwise would have been entitled had they been direct holders of our voting common stock on the Record Date, provided that you, as a nominee record holder, make a proper showing to the Subscription Agent by submitting the form entitled “nominee holder certification,” which is provided with your Rights Offering materials. If you did not receive this form, you should contact our Information Agent to request a copy.

Validity of Subscriptions

We will resolve all questions regarding the validity and form of the exercise of your Subscription Rights, including time of receipt and eligibility to participate in the Rights Offering, in our absolute discretion. Our determination will be final and binding. Once made, subscriptions are irrevocable; we will not accept any alternative, conditional, or contingent subscriptions. We reserve the absolute right to reject any subscriptions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the Expiration Date unless we waive them in our sole discretion. Neither we nor the Subscription Agent is under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to withdraw or terminate the Rights Offering, only when the Subscription Agent receives a properly completed and duly executed Beneficial Owner Election Form and any other required documents and the full subscription payment. Our interpretations of the terms of the Rights Offering will be final and binding.

Stockholder Rights

You will have no rights as a holder of the shares of our common stock you purchase in the Rights Offering until shares are issued in book-entry form or your account at your broker, dealer, bank, or other nominee is credited with the shares of our common stock purchased in the Rights Offering.

Regulatory Ownership Limitations

We will not be required to issue to you shares of our common stock pursuant to the Rights Offering if, in our opinion, your ownership of our shares of common stock would breach any of the Regulatory Ownership Limitations. In addition, to the extent that it is known to us that your receipt of the shares of common stock would require prior clearances or approvals from any governmental authorities to own or control such shares and if, at the Expiration Date, you have not obtained such clearance or approval, the Company has the discretion to terminate the issuance of any shares of common stock to you in order to consummate the Rights Offering.

No Revocation or Change

Once you submit the Electronic Registered Holder Rights Certificate or have instructed your nominee of your subscription request, you are not allowed to revoke or change the exercise or request a refund of monies paid. All exercises of Subscription Rights are irrevocable, even if you learn information about us that you consider to be unfavorable.

Any exercises purportedly completed in error may not be revoked or withdrawn, except at the discretion of the Company. You should not exercise your Subscription Rights unless you are certain that you wish to purchase shares at the Subscription Price.

If we should make any fundamental change to the terms set forth in this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included, offer potential purchasers who have exercised their Subscription Rights the opportunity to cancel such subscriptions and issue a refund of any money advanced by such stockholder and recirculate an updated prospectus after the post-effective amendment is declared effective with the SEC. In addition, upon such event, we may extend the Expiration Date of the Rights Offering period to allow holders of rights sufficient time to make new investment decisions and for us to recirculate updated documentation. Promptly following any such occurrence, we will issue a press release announcing any changes with respect to the Rights Offering and the new Expiration Date.

U.S. Federal Income Tax Treatment of Rights Distribution

For U.S. federal income tax purposes, we do not believe holders of shares of our common stock should recognize income or loss upon receipt or exercise of a Subscription Right. See “Material U.S. Federal Income Tax Consequences.”

No Recommendation to Rights Holders

Our board of directors is not making a recommendation regarding your exercise of the Subscription Rights. Stockholders who exercise Subscription Rights risk investment loss on money invested. We cannot assure you that the market price of our common stock will reach or exceed the Subscription Price after the Rights Offering, and even if it does so, that it will not subsequently decline. We also cannot assure you that you will be able to sell shares of our common stock purchased in the Rights Offering at a price equal to or greater than the Subscription Price. You should make your investment decision based on your assessment of our business and financial condition, our prospects for the future and the terms of the Rights Offering. Please see “Risk Factors” in this prospectus for a discussion of some of the risks involved in investing in our common stock.

Fees and Expenses

We will pay all fees charged by the Subscription Agent, Information Agent and by Oppenheimer acting as the dealer-manager and placement agent for any unsubscribed shares. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of your Subscription Rights.

Listing

The shares of our voting common stock are currently traded on Nasdaq under the symbol “LEE.” The convertible non-voting common stock is not listed on any securities exchange, and we do not intend to apply for any such listing.

Distribution Arrangements

Oppenheimer is the dealer-manager for the Rights Offering. Oppenheimer will provide marketing assistance and advice to us in connection with the Rights Offering. Oppenheimer is not underwriting any of the Subscription Rights being sold in the Rights Offering and does not make any recommendation with respect to such Subscription Rights (including with respect to the exercise of such Subscription Rights). As contemplated by the dealer-manager agreement, Oppenheimer will not solicit any holders of the securities (including the Subscription Rights) or engage in the offer and sale of such securities in any jurisdiction in which such securities are not qualified or registered for sale in accordance with, or exempt from, the state securities or blue sky laws of such jurisdiction unless and until (i) we have advised Oppenheimer that such securities have been qualified or registered in accordance with, or are exempt from application of, the state securities or blue sky laws of such jurisdiction, as applicable, and (ii) Oppenheimer possesses all required licenses and registrations to solicit or offer such securities in that jurisdiction. See “Plan of Distribution” in this prospectus for a discussion of the fees and expenses to be paid to the Oppenheimer in connection with the Rights Offering.

Other Matters

We are not making the Rights Offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any shares of our common stock from holders of Subscription Rights who are residents of those states or other jurisdictions or who are otherwise prohibited by federal or state laws or regulations from accepting or exercising the Subscription Rights. We may delay the commencement of the Rights Offering in those states or other jurisdictions, or change the terms of the Rights Offering, in whole or in part, in order to comply with the securities laws or other legal requirements of those states or other jurisdictions. Subject to state securities laws and regulations, we also have the discretion to delay allocation and distribution of any shares you may elect to purchase by exercise of your Subscription Rights in order to comply with state securities laws. We may decline to make modifications to the terms of the Rights Offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions or if you are otherwise prohibited by federal or state laws or regulations from accepting or exercising the Subscription Rights, you will not be eligible to participate in the Rights Offering. However, we are not currently aware of any states or jurisdictions that would preclude participation in the Rights Offering.

USE OF PROCEEDS

Based on an offering price of $            per share of common stock, and assuming the Rights Offering is fully subscribed for, we expect to receive net proceeds from the sale of the securities that we are offering to be approximately $            million, after deducting dealer-manager fees and commissions and other estimated offering expenses payable by us.

We intend to use the net proceeds from the Rights Offering for general corporate purposes, including include capital expenditures and working capital, as well as other activities necessary for our operations, which may include investments in technology with respect to advertising strategies, audience outreach, our internal operations, and digital products.

In connection with the Rights Offering, we are seeking to enter into the Term Loan Amendments with BH Finance. BH Finance has agreed in-principle to the Term Loan Amendments, subject to definitive documentation, which will provide for (a) an exemption from the definition of “change of control” (as set forth in the credit agreement governing the Term Loan) with regard to any potential change of control that would result from the issuance of any common stock in connection with Rights Offering and (b) a reduction of the annual interest rate of the Term Loan to 5.0% from the current fixed rate of 9.0% with such reduction in effect for a period of five years from the date of the amendment. To the extent that the Potential Interest Rate Reduction Amendment becomes effective, the Potential Interest Rate Reduction Amendment would be expected to reduce the Company’s contractual interest payment and debt service obligations under the Term Loan by approximately $18.0 million for each fiscal year in effect based on the outstanding aggregate principal amount as of June 29, 2025, which is $455.9 million as of June 29, 2025. Whether or not any such amendment is ultimately entered into may have a material effect on our use of proceeds from the Rights Offering.

Our expected use of net proceeds from the Rights Offering represents our current intentions based upon our present plans and business condition. The amounts and timing of our actual use of net proceeds will vary depending on numerous factors, including our ability to obtain additional financing, our operating revenues and strategic plans. In addition, we might decide to postpone or not pursue certain activities if, among other factors, our sources of cash, including from any consummation of the Rights Offering, are less than expected. As a result, management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds. Pending the uses described above, we intend to invest the net proceeds in interest-bearing investment-grade securities or deposits.

PRINCIPAL STOCKHOLDER, DIRECTOR AND EXECUTIVE OFFICER INFORMATION

The following table sets forth information as of October 31, 2025, except as set forth below, as to each person known by us to own beneficially more than 5% of our voting common stock. As of October 31, 2025, there were 6,261,825 shares of voting common stock and zero shares of our convertible non-voting common stock outstanding.

Name and Address of Beneficial Owner		Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class
Quint Digital Ltd., et al.	403 Prabhat Kiran, 17, Rejendra Place, Delhi, India 110008	Voting common stock	793,455	(1)	12.67%
Jerrilyn M. Hoffman Revocable Trust dated May 30, 2001	568 Lincoln Avenue, Winnetka, IL 60093	Voting common stock	618,900	(2)	9.88%
GAMCO Investors, Inc., et al.	One Corporate Center, Rye, NY 10580	Voting common stock	709,079	(3)	11.32%
Solas Capital Management, LLC	1063 Post Road, 2nd Floor, Darien, CT 06820	Voting common stock	482,212	(4)	7.70%

____________

(1)      Based on information set forth in Schedule 13G filed with the SEC on February 14, 2025, Quint Digital Ltd. reports sole voting and dispositive power over 763,000 shares; Ritu Kapur reports sole voting and dispositive power over 250 shares, Bahl Vidur reports sole voting and dispositive power over 30,205 shares. Quint Digital Ltd, Ritu Kapur, and Bahl Vidur are identified in the Schedule 13G as a Group in accordance with Rule 240.13d-1(b)(1)(ii)(k).

(2)      Based on information set forth in Amendment No. 7 to Schedule 13D filed with the SEC on October 15, 2025, Jerrilyn M. Hoffman reports shared voting and dispositive power over 618,900 shares and Jerrilyn M. Hoffman Revocable Trust dated May 30, 2001, reports shared voting and dispositive power over 618,900 shares. Jerrilyn M. Hoffman is the trustee of the Jerrilyn M. Hoffman Revocable Trust dated May 30, 2001.

(3)      Based on information set forth in Amendment No. 6 to Schedule 13D filed with the SEC on June 12, 2025, Gabelli Funds, LLC reports sole voting and dispositive power over 202,482 shares; GAMCO Asset Management Inc. reports sole voting and dispositive power over 471,397 shares; Teton Advisors, LLC reports sole voting and dispositive power over 16,000 shares; and Gabelli Foundation, Inc. reports sole voting and dispositive power over 15,500 shares. Gabelli Funds, LLC and GAMCO Asset Management, Inc. are wholly owned subsidiaries of GAMCO Investors, Inc. GGCP Holdings LLC is the controlling shareholder of GAMCO Investors, Inc., and Mario Gabelli is the controlling shareholder, co-Chief Executive Officer, and a director of GGCP Holdings, Inc. Teton Advisors, LLC is subadvised by Gabelli Funds, LLC, and therefore, indirectly controlled by Mario Gabelli. Gabelli Foundation, Inc. is a private foundation, and Mario Gabelli is the Chairman, a Trustee and the Investment Manager of the foundation.

(4)      Based on information set forth in Amendment No. 1 to Schedule 13D filed with the SEC on November 14, 2024, Frederick Tucker Golden reports shared voting power over 482,212 shares and shared dispositive power over 482,212 shares and Solas Capital Management, LLC reports shared voting power over 482,212 shares and shared dispositive power over 482,212 shares. Frederick Tucker Golden is the Portfolio Manager of Solas Capital Management, LLC.

The following table sets forth information as to our voting common stock beneficially owned as of October 31, 2025, by each director, each of our “named executive officers” for our most recently completed fiscal year September 28, 2025, and by all directors and executive officers as a group. The address for each beneficial owner listed below is c/o Lee Enterprises, Incorporated, 4600 E. 53rd Street, Davenport, Iowa 52807.

Beneficial Owner	Shares of Voting Common Stock(1)	Percent of Class
Nathan E. Bekke	41,203	*
Joseph J. Battistoni	19,753	*
Steven C. Fletcher	33,726	*
Astrid J. Garcia	23,153	*
Mary E. Junck	214,061	3.4%
Margaret R. Liberman	26,726	*
Brent M. Magid	35,564	*
Madeline E. McIntosh	12,283	*
Shaun E. McAlmont	22,849	*
Timothy R. Millage	39,961	*
Jonathon F. Miller	12,283	*
Kevin D. Mowbray	142,359	2.3%
Herbert W. Moloney III	38,901	*
All executive officers and directors as a group (13 persons)		10.5%

____________

*        Less than one percent of the class

(1)      Includes securities exercisable in the next 60 days.

DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share of our common stock and the adjusted net tangible book value per share of our common stock after the Rights Offering.

Our net tangible book value as of June 29, 2025 was approximately $(422.3) million, or approximately $(67.55) per share, based on the shares of our voting common stock issued and outstanding as of such date. Net tangible book value per share represents the amount of our total tangible assets, excluding goodwill and intangible assets, less total liabilities divided by the total number of shares of voting common stock outstanding.

Dilution per share to new investors represents the difference between the amount per share paid by purchasers for our common stock in the Rights Offering and the net tangible book value per share of our common stock immediately following the completion of the Rights Offering.

After giving effect to the sale of            shares of common stock, inclusive of our voting common stock and convertible non-voting common stock, upon exercise of Subscription Rights offered by this prospectus at the public offering price of $            per share, after deducting dealer-manager fees and commissions and other estimated offering expenses payable by us, our pro forma net tangible book value as of June 29, 2025 would have been approximately $            or approximately $            per share, respectively. This represents an immediate increase in net tangible book value of approximately $            per share to our existing stockholders and an immediate dilution in pro forma net tangible book value of approximately $            per share to purchasers of our common stock in the Rights Offering, as illustrated by the following table:

Public offering price for one share of common stock	$
Net tangible book value per share as of June 29, 2025	$
Increase per share attributable to new investors	$
Pro forma net tangible book value per share as of June 29, 2025, after giving effect to the Rights Offering	$
Dilution per share to new investors	$

The number of shares of our common stock outstanding prior to and immediately after the Rights Offering, as set forth above, excludes            shares of voting common stock issuable under the Company’s 2020 Long-Term Incentive Plan. To the extent any such shares are issued, the issuance of such shares will cause dilution per share to the investors exercising their Subscription Rights.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and consolidated capitalization as of June 29, 2025 on:

•        an actual basis; and

•        an as adjusted basis, reflecting the issuance of shares of common stock offered by this prospectus, at $            per share, after deducting dealer-manager fees and commissions and other estimated offering expenses payable by us.

You should read the following table in conjunction with the sections entitled “Use of Proceeds” and “Description of Capital Stock” in this prospectus, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited financial statements and related notes thereto in our Annual Report on Form 10-K for our most recently ended fiscal year and in other documents that we subsequently file with the SEC, which are incorporated by reference into this prospectus. Please read “Where You Can Find More Information.”

	As of June 29, 2025 (unaudited)
	Actual	As Adjusted
	(in thousands, except per share data)
Cash and cash equivalents	$14,125	$
Term Loan(1)	455,469
Stockholders’ equity
Preferred stock, no par value; authorized 10,500,000 shares; none issued(1)	—
Serial preferred stock, no par value; authorized 500 shares; none issued	—
Voting common stock, $0.01 par value; authorized 24,000,000 shares; issued and outstanding(2)(3)(4)	63
Convertible non-voting common stock, $0.01 par value; authorized 12,000,000 shares; issued and outstanding(2)(3)	—
Class B common stock, $2.00 par value; authorized 3,000 shares; none issued	—
Additional paid-in capital	263,383
Accumulated deficit	(323,520)
Accumulated other comprehensive income	19,575
Total stockholders’ deficit	(40,499)
Non-controlling interests	2,302
Total deficit	(38,197)
Total capitalization	$417,272	$

____________

(1)      Amount is inclusive of the portion of the Term Loan accounted for as a current liability as of June 29, 2025. Please see our quarterly report on Form 10-Q filed with the SEC as of and for the period ended June 29, 2025 for more information with respect to our current liabilities and total liabilities.

(2)      The number of shares of our voting common stock outstanding prior to and immediately after the Rights Offering, as set forth in the table above, excludes            shares of voting common stock issuable under the Company’s 2020 Long-Term Incentive Plan. To the extent any such shares are issued, the issuance of such shares will cause dilution per share to the investors exercising their Subscription Rights.

(3)      Assumes the approval by our stockholders of each of the Charter Amendments. For the avoidance of doubt, the Preferred Stock Amendment is not a condition to the commencement of this Rights Offering.

(4)      On March 28, 2024, our board of directors adopted the stockholder rights plan, pursuant to which each holder of record of voting common stock received one Right for each share of common stock outstanding as of April 8, 2024. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a Preferred Share of the Company at a price of $90.00 per one one-thousandth of a Preferred Share represented by a Right, subject to adjustment. Any shares of our common stock, inclusive of our voting common stock and non-voting common stock, issued in connection with the Rights Offering, including any shares that may be subsequently placed by Oppenheimer, have been classified by our board of directors as an “Exempt Transaction” as defined in the stockholder rights plan. Participation in the Rights Offering will not implicate the stockholder rights plan. See “Description of Capital Stock.” For the avoidance of doubt, the table above does not reflect, on a pro forma basis or otherwise, the exercise of any Right or the issuance of any Preferred Shares related thereto.

MARKET FOR COMMON STOCK AND DIVIDEND POLICY

Our voting common stock is traded on Nasdaq under the symbol “LEE”. As of            , 2025, the last reported sale price of our voting common stock as reported on Nasdaq was $            per share. As of            , 2025, there were approximately            holders of record of our voting common stock and zero holders of record of our convertible non-voting common stock. The actual number of stockholders is greater than this number of record holders and includes stockholders who are beneficial owners but whose shares are held in street name by brokers and other nominees.

Transfer Agent and Registrar

The Transfer Agent and registrar for our common stock is Equiniti Trust Company LLC.

Dividends

We currently intend to retain all our cash and any earnings for use in our business and, therefore, do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon our consolidated financial condition, results of operations, capital requirements and such other factors as the board of directors deems relevant.

DESCRIPTION OF CAPITAL STOCK

General

The following descriptions of our voting common stock, convertible non-voting common stock (assuming authorized for issuance pursuant to the Non-Voting Stock Amendment), Class B common stock, “blank check” preferred stock (assuming authorized for issuance pursuant to the Preferred Stock Amendment), serial convertible preferred stock summarize the material terms and provisions of these securities. For the complete terms of our common stock, Class B common stock, and preferred stock, please refer to our certificate of incorporation and our by-laws that are incorporated by reference. The terms of these securities may also be affected by the General Corporation Law of the State of Delaware. The summary below is qualified in its entirety by reference to our certificate of incorporation and by-laws.

Authorized Capital Stock

Upon the effectiveness of the Charter Amendments, our certificate of incorporation will authorize 50,000,000 shares of capital stock, consisting of 10,500,000 shares of preferred stock, without par value, 500,000 shares of serial convertible preferred stock, without par value, 24,000,000 shares of voting common stock, $0.01 par value per share, 12,000,000 shares of convertible non-voting common stock, $0.01 par value per share and 3,000,000 shares of Class B common stock, $2.00 par value per share. There are presently no shares of Class B common stock, non-voting common stock, preferred stock, or serial convertible preferred stock issued and outstanding.

Voting Common Stock, Convertible Non-Voting Common Stock and Class B Common Stock

Voting, Dividend and Other Rights.    The voting powers, preferences and rights of the voting common stock, convertible non-voting stock common stock and the Class B common stock are identical in all respects, except that:

(1)    the holders of voting common stock are entitled to one vote per share, the holders of Class B common stock are entitled to ten votes per share; and the holders of convertible non-voting common stock will not be entitled to vote on any matters proposed to the stockholders (except with respect to amendments to our certificate of incorporation that alter or change the powers, preferences or special rights of their respective classes of stock so as to affect them adversely or as otherwise required under Delaware law);

(2)    stock dividends on common stock may be paid only in shares of common stock, and stock dividends on Class B common stock may be paid only in shares of Class B common stock; and

(3)    shares of Class B common stock have certain conversion rights and are subject to certain restrictions on ownership and transfer described below under “— Conversion Rights and Restrictions on Transfer of Class B Common Stock.”

Except with respect to amendments to our certificate of incorporation that alter or change the powers, preferences or special rights of their respective classes of stock so as to affect them adversely or as otherwise required under Delaware law, the holders of voting common stock and Class B common stock vote together as a single class, while the holders of convertible non-voting common stock have will not be entitled to vote on any matters proposed to the stockholders.

The holders of common stock and Class B common stock (if and as issued) are entitled to receive, from funds legally available for the payment thereof, dividends when and as declared by resolution of our board of directors, subject to the dividend preference of any outstanding preferred stock (if and as issued) and restrictions on the payment of dividends contained in our Credit Agreement, dated as of January 29, 2020, with BH Finance, LLC, a Nebraska limited liability company, as lender (“Credit Agreement”).

Under the Credit Agreement, we are restricted from paying cash dividends on our common stock and Class B common stock. In the event of liquidation, each share of common stock and Class B common stock is entitled to share pro rata in any distribution of our assets after payment or providing for the payment of liabilities and any liquidation preference of any outstanding preferred stock.

Holders of common stock and Class B common stock have no preemptive rights to purchase, subscribe for or otherwise acquire any unissued or treasury shares or other securities.

Conversion Rights for Convertible Non-Voting Common Stock.    Upon the third anniversary of the issuance of the convertible non-voting common stock in connection with the Rights Offering, each share of convertible non-voting common stock will automatically convert into one share of our voting common stock, unless customarily adjusted due to subdivisions, combinations or stock splits with respect to our common stock.

Conversion Rights and Restrictions on Transfer of Class B Common Stock.    The voting common stock has no conversion rights. At the option of the holder, each share of Class B common stock is convertible at any time and from time to time into one share of voting common stock. In order to exercise this right of conversion, a holder of Class B common stock must present and surrender that holder’s certificate representing such shares of Class B common stock along with a written notice of the election to convert such shares of Class B common stock. In addition, if at any time after the initial issuance of shares of Class B common stock, the number of outstanding shares of Class B common stock falls below 2,800,000, as adjusted for any future stock splits, combination or stock dividends effected after the initial issuance of the Class B common stock, all of the outstanding shares of Class B common stock shall be deemed to have been converted into voting common stock. The number of outstanding shares of Class B common stock reached the sunset level of 5,600,000 shares in March 2011. In March 2011, in accordance with the sunset provisions established in 1986, we effected conversion of all outstanding shares of Class B common stock to common stock.

Our certificate of incorporation provides that no holder of shares of Class B common stock may transfer such shares to a person other than a Permitted Transferee, consisting of family members, certain trusts, heirs and devisees, and certain charitable organizations. Upon any sale or transfer of ownership or voting rights to a transferee, other than a Permitted Transferee or to the extent an entity no longer remains a Permitted Transferee, such shares of Class B common stock will automatically convert into equal number of shares of voting common stock. Accordingly, no trading market exists for Class B common stock, nor do we expect one to develop if Class B common stock is issued in the future, and the Class B common stock is not listed or traded on any exchange or in any market.

Effects of Disproportionate Voting Rights for the Class B Common Stock.    If Class B common stock is issued in the future, the disproportionate voting rights of the voting common stock and Class B common stock could have an adverse effect on the market price of the voting common stock. Such disproportionate voting rights may make us a less attractive target for a takeover than we otherwise might be, or render more difficult or discourage a merger proposal, a tender offer or a proxy contest, even if such actions were favored by our stockholders other than the holders of the Class B common stock. Accordingly, such disproportionate voting rights may deprive holders of common stock of an opportunity to sell their shares at a premium over prevailing market prices, since takeover bids frequently involve purchases of stock directly from stockholders at such a premium price.

Our voting common stock is listed on Nasdaq under the symbol “LEE.” The transfer agent and registrar for our common stock is Shareowner Services, Equiniti (EQ) Shareowner Services, 1110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120. Its phone number is (800) 468-9716.

“Blank Check” Preferred Stock

Assuming passage of the Preferred Stock Charter Amendment, our board of directors may, without further action by our stockholders, from time to time, direct the issuance of shares of the “blank check” preferred stock in series and may, at the time of issuance, determine the designations, powers, preferences, privileges, and relative participating, optional, or special rights as well as the qualifications, limitations, or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, and liquidation preferences, any or all of which may be greater than the rights of our common stock. Satisfaction of any dividend preferences of outstanding shares of any such preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of any such preferred stock may be entitled to receive a preference payment in the event of our liquidation before any payment is made to the holders of shares of our common stock. Under certain circumstances, the issuance of shares of any such preferred stock may render more difficult or tend to discourage a merger, tender offer, or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of a majority of the total number of directors then in office, our Board, without stockholder approval, may issue shares of such preferred stock with voting and conversion rights which could adversely affect the holders of shares of our common stock and the market value of our common stock.

Serial Convertible Preferred Stock

Under our certificate of incorporation, we may issue up to 500,000 shares of serial convertible preferred stock. We currently have no shares of serial convertible preferred stock outstanding.

Our board of directors has the authority, without further action by the stockholders, to cause the shares of serial convertible preferred stock to be issued in one or more series from time to time. All shares of serial convertible preferred stock of all series will be of equal rank and all shares of any particular series will be identical except as to the date or date from which dividends will be cumulative. The shares of serial convertible preferred stock of different series, subject to applicable law, may vary as to the following rights, preferences, privileges and restrictions:

•        The annual dividend rate for such series and the date from which dividends on all shares of such series issued prior to the record date for the first dividend of such series shall be cumulative;

•        The redemption price or prices for such series;

•        The terms and amount of any sinking fund provided for the purchase or redemption of shares of such series; and

•        The conversion, which must be into common stock and not Class B common stock, participating or other special rights, and the qualifications, limitations or restrictions thereof, if any, of such series.

The rights, preferences, privileges and restrictions of each series will be fixed by the certificate of designation relating to that series. Any or all of the rights of the serial convertible preferred stock may be greater than the rights of the common stock.

The issuance of serial convertible preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders. The issuance of serial convertible preferred stock with voting and conversion rights may also adversely affect the voting power of the holders of common stock. In certain circumstances, an issuance of serial convertible preferred stock could have the effect of decreasing the market price of the common stock.

Dividend Rights.    The holders of outstanding shares of each series of serial convertible preferred stock on the applicable record date shall be entitled to receive, when and as declared by our board of directors, dividends at an annual rate for such series, payable quarterly on the 1st day of January, April, July and October in each year. No dividend shall be declared on any series of serial convertible preferred stock in respect of any quarter-yearly dividend period unless there shall likewise be declared on all shares of all series of the preferred stock then outstanding, like proportionate dividends, ratably, in proportion to the annual dividend rates fixed therefor in respect of the same quarter-yearly dividend period, to the extent that such shares are entitled to receive such a dividend for that quarter-yearly dividend period. All such dividends shall be cumulative:

•        If issued prior to the record date for the first dividend on the shares of such series, then from the date for the particular series fixed therefor by our board of directors at any time prior to the issuance of shares of the particular series;

•        If issued during the period commencing on a record date for a dividend and terminating at the close of the payment date for such dividend, then from such dividend payment date; and

•        Otherwise from the quarter-yearly dividend payment date next preceding the date of issuance of such shares.

This means that unless dividends on all outstanding shares of each series of serial convertible preferred stock, at the annual dividend rate and from the dates for accumulation thereof fixed as provided above, shall have be paid or declared and set aside for payment for all past quarter-yearly dividend periods, but without interest on cumulative dividends, no dividends shall be paid or declared and no other distribution shall be made on the common stock or Class B common stock and no common stock or Class B common stock shall be purchased or otherwise acquired for value by us.

Under the Credit Agreement, the terms of any serial convertible preferred stock we may issue are restricted. Among other restrictions, we are restricted from paying cash dividends on our serial convertible preferred stock or repurchasing Capital Stock (as defined in the Credit Agreement), which includes common stock and any future issuance of serial convertible preferred stock.

Redemption of Serial Convertible Preferred Stock.    We may, by action of the board of directors, redeem, in whole or in part, any series of serial convertible preferred stock, at any time and from time to time, by paying, in cash, the redemption price of the shares of the particular series fixed therefor, together with a sum in the case of each share of each series to be so redeemed, computed at the annual dividend rate for the applicable series from the date on which dividends on such shares became cumulative to the date fixed for redemption, less the aggregate of the dividends paid on such shares prior to the date fixed for redemption. In the case of redemption of less than all of a particular series, we will select by lot or in such other manner as determined by our board of directors, the shares to be redeemed.

Liquidation Rights.    Before any amount shall be paid to or any assets distributed among the holders of common stock or Class B common stock upon any liquidation, dissolution or winding up of the Company, and after paying or providing for the payment of all of our creditors, the holders of each series of serial convertible preferred stock at the time outstanding shall be entitled to be paid, in cash, the amount for the particular series fixed by our board of directors, together will all accumulated dividends that have not been paid prior to the date of liquidation.

Conversion Rights.    Each share of serial convertible preferred stock of any series may, at the option of the holder thereof, be converted into common stock at any time prior to the close of business on the 10th day preceding the date fixed for redemption thereof, into the number of shares of common stock designated by our board of directors at the time of the authorization of such series.

Preemptive Rights.    If we offer the holders of common stock any right to subscribe for our stock or other securities, the holders of shares of serial convertible preferred stock of any series have the right to subscribe for and purchase at the same price and terms as offered to the holders of common stock, the number of shares or amount of securities to which they would have been entitled had all of their serial convertible preferred stock been converted into common stock on the record date for such rights.

Other Rights.    So long as any shares of serial convertible preferred stock of any series are outstanding, we may not, without the consent of the holders of at least two-thirds of the total number of shares of the serial convertible preferred stock of all series then outstanding:

•        Create or authorize any class of stock ranking prior to the serial convertible preferred stock or create or authorize any obligation or security convertible into shares of stock of any such class;

•        Amend, alter, change or repeal any of the express terms of the serial convertible preferred stock or of any series of the serial convertible preferred stock then outstanding in a manner prejudicial to the holders thereof; provided, however, that if any such amendment, alteration, change or repeal would be prejudicial to the holders of one or more, but not all, of the series of the serial convertible preferred stock at the time outstanding, only such consent of the holders of two-thirds of the total number of shares of all series so affected is required; or

•        Issue any shares of any series of serial convertible preferred stock unless our net earnings available for the payment of dividends on the serial convertible preferred stock for any twelve consecutive calendar months within the fifteen calendar months immediately preceding the calendar month within which such additional shares of serial convertible preferred stock shall be issued, shall have been at least two times the dividend requirements for a twelve months’ period upon the entire amount of the serial convertible preferred stock to be outstanding immediately after such issue.

So long as any shares of serial convertible preferred stock of any series are outstanding, we may not, without the consent of the holders of at least a majority of the total number of shares of the serial convertible preferred stock of all series then outstanding, increase the total authorized amount of the serial convertible preferred stock of all series.

Foreign Ownership Limitation

The certificate of incorporation limits the total number of shares of capital stock of the Company held by all persons who are (a) not citizens of the United States, (b) corporations organized under laws other than those of the Unites States or the several states thereof, or (c) foreign governments to no more than 20% of the total number of shares of capital stock of the Company. The by-laws provide that the issuance or transfer of any shares of stock at any time outstanding contrary to this limitation will be void.

Certain Effects of Authorized but Unissued Stock

Upon closing and settlement of the Rights Offering, assuming passage of the Charter Amendments, we will have shares of voting common stock, convertible non-voting common stock, Class B common stock, “blank check” preferred stock and serial convertible preferred stock available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, fund employee stock purchase and executive incentive plans, facilitate corporate acquisitions or payable as a dividend on the capital stock.

The existence of unissued and unreserved voting common stock, convertible non-voting common stock, Class B common stock, “blank check” preferred stock and serial convertible preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, the issuance of preferred stock could adversely affect the voting power of holders of common stock and (to the extent outstanding) Class B common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.

Exclusive Forum

Our by-laws require that, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee to us or our stockholders, (c) any action asserting a claim against us or any current or former director, officer or other employee arising pursuant to any provision of the DGCL, the certificate of incorporation or the by-laws, (d) any action or proceeding asserting a claim against us or any current or former director, officer or other employee governed by the internal affairs doctrine, and (e) any action or proceeding as to which the DGCL confers jurisdiction on the Court of Chancery, shall be the Court of Chancery or, if and only if the Court of Chancery lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. These provisions do not apply to any action or proceeding asserting a claim under the Securities Act or the Exchange Act. Although we believe these provisions benefit us by providing increased consistency in the application of applicable law in the types of lawsuits to which they apply, the provisions may have the effect of discouraging lawsuits against us and our directors and officers.

Delaware Law and Certain Provisions of Our Certificate of Incorporation and By-laws

Business Combinations

Provisions of Delaware law and our certificate of incorporation and by-laws could make the acquisition of our Company and the removal of incumbent officers and directors more difficult. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our Company to negotiate with us first. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our Company outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

We are subject to the provisions of Section 203 of the DGCL. In general, the statute prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date that the person became an interested stockholder unless, subject to certain exceptions, the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior, did own 15% or more of the corporation’s voting stock. These provisions may have the effect of delaying, deferring or preventing a change in control of our Company without further action by the stockholders.

Requirements for Advance Notice of Stockholder Meetings, Nominations and Proposals

Our by-laws provide that special meetings of the stockholders may be called only at the request of the board of directors or the chairman of the board of directors and prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. In addition, any stockholder who wishes to bring business before an annual meeting or nominate directors must comply with the advance notice requirements set forth in our by-laws. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control of us or our management.

Stockholder Action by Written Consent

Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our certificate of incorporation provides otherwise. Our certificate of incorporation provides that no corporate action may be taken without a meeting of stockholders with less than unanimous consent of the stockholders of the Company.

Stockholder Rights Plan

On March 28, 2024, our board of directors adopted a stockholder rights plan, pursuant to which each holder of record of voting common stock received one Right for each share of voting common stock outstanding as of April 8, 2024. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a Preferred Share of the Company at a price of $90.00 per one one-thousandth of a Preferred Share represented by a Right, subject to adjustment. The Rights trade with our voting common stock and will generally become exercisable only if any person or group, other than certain exempt persons, acquires beneficial ownership of 15% or more of our voting common stock outstanding. In the event the Rights become exercisable, each holder of a Right, other than the triggering person(s), will be entitled to purchase additional shares of our voting common stock at a 50% discount or the Company may exchange each Right held by such holders for one share of our voting common stock. On March 27, 2025, the Board of Directors extended the termination date of the stockholder rights plan to March 27, 2026. The Rights have no voting or dividend privileges, and, unless and until they become exercisable, have no dilutive effect on the earnings of the Company. The stockholder rights plan may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control of us or our management.

The issuance of the Subscription Rights and any common stock issuable upon the exercise of the Subscription Rights or any other common stock issued in connection with the Rights Offering, including any shares that may be subsequently placed by Oppenheimer, have been classified by our board of directors as an “Exempt Transaction” (as defined in the stockholder rights plan).

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the shares of our common stock upon exercise of the Subscription Rights. This discussion is based upon the tax laws of the United States including the Code, as amended to the date hereof, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, as of the date hereof. These laws are subject to change, possibly with retroactive effect. The discussion does not address any state, local or non-U.S. tax consequences. We have not sought, and will not seek, any rulings from the IRS, regarding the matters discussed below. There can be no assurance that the IRS or a court (if the matter were contested) will not take positions concerning the tax consequences of the receipt of Subscription Rights acquired through the Rights Offering by persons holding shares of our stock, the exercise (or expiration) of the Subscription Rights, the acquisition, ownership and disposition of shares of our common stock that are different from those discussed below.

The immediately following discussion applies only to U.S. Holders. For purposes of this discussion, a “U.S. Holder” is a holder of our stock that is, for U.S. federal income tax purposes: (i) a citizen or resident of the United States; (ii) a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (x) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust or (y) has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

This discussion applies only to U.S. Holders that hold their common stock received upon exercise of the subscription privilege or the over-subscription privilege as a capital asset for tax purposes. It does not describe any tax consequences arising out of the tax laws of any state, local or non-U.S. jurisdiction, or any U.S. federal tax consequences other than income taxation (such as estate or gift taxation).

This discussion does not address all aspects of U.S. federal income taxation that may be applicable to holders in light of their particular circumstances or to holders subject to special treatment under the U.S. federal income tax laws, including, but not limited to, financial institutions, brokers and dealers in securities or currencies, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt organizations, persons who hold their shares as part of a straddle, hedge, conversion or other risk-reduction transaction, persons liable for the alternative minimum tax, persons who have received their stock pursuant to which the Subscription Rights in the Rights Offering have been granted through the exercise of employee stock options or otherwise as compensation for services, partnerships or other entities treated as partnerships for U.S. federal income tax purposes, U.S. expatriates, and persons whose functional currency is not the U.S. dollar and non-U.S. taxpayers. This discussion does not address U.S. holders which beneficially hold our shares through either a “foreign financial institution” (as such term is defined in Section 1471(d)(4) of the Code) or certain other non-U.S. entities specified in Section 1472 of the Code.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) receives the Subscription Rights or holds the shares of our common stock received upon exercise of the subscription privilege or the over-subscription privilege, the tax treatment of a partner in a partnership generally will depend upon the status of the partner and the activities of the partnership. Such a partner or partnership should consult its own tax advisor as to the U.S. federal income tax consequences of the receipt and ownership of the Subscription Rights or the ownership of the shares of our common stock received upon exercise of the Subscription Rights or, if applicable, upon exercise of the over-subscription privilege.

Based on the facts and subject to the limitations set forth herein, the statements of law or legal conclusions set forth in this discussion constitute the opinion of Kirkland & Ellis LLP, as to the material United States federal income tax consequences to U.S. Holders of the Rights Offering.

Holders of common stock are urged to consult their own tax advisors as to the specific tax consequences of the rights offering to them, including the applicable federal, state, local and non-U.S. tax consequences of the rights offering to them and the effect of possible changes in tax laws.

TAX CONSEQUENCES TO U.S. HOLDERS

Tax consequences of the Receipt of Subscription Rights by Common Stockholders

As a general rule under Section 305(a) of the Code, the distribution of stock (including rights to acquire stock) by a corporation to its common stockholders with respect their stock is not taxable to such stockholders.

Section 305(b) of the Code contains a number of exceptions to the general rule set forth in Section 305(a). If a distribution of stock or rights to acquire stock falls within one of these exceptions, the distribution may be taxable to the stockholders, such as in the manner set forth below.

Section 305(b)(2) of the Code provides that Section 305(a) does not apply to a “disproportionate distribution,” and such distributions are therefore taxable. A “disproportionate distribution” is a distribution (or a series of distributions) that results in (i) the receipt of property by some stockholders, and (ii) an increase in the proportionate interest of other stockholders in the assets or earnings and profits of the distributing corporation. (Under Section 317(a) of the Code, the term “property” means money, securities and any other property, but the term does not include stock in the corporation making the distribution or rights to acquire such stock). Treasury Regulation 1.305-3(b)(5) provides that, for purposes of determining whether a distribution or a series of distributions has the result of a disproportionate distribution, there shall be treated as outstanding stock of the distributing corporation (i) any right to acquire such stock (whether or not exercisable during the taxable year), and (ii) any security convertible into stock of the distributing corporation (whether or not convertible during the taxable year). Treasury Regulation 1.305-3(b)(6) provides that, in cases where there is more than one class of stock outstanding, each class of stock is to be considered separately in determining whether a shareholder has increased his proportionate interest in the assets or earnings and profits of a corporation. The individual shareholders of a class of stock will be deemed to have an increased interest if the class of stock as a whole has an increased interest in the corporation. A “series of distributions” encompasses all distributions (whether or not pursuant to a plan) made or deemed made by a corporation which have the result of the receipt of cash or property by some stockholders and an increase in the proportionate interests of other stockholders. Under Treasury Regulation 1.305-3(b)(4), the receipt of cash or property within 36 months (before or after) of the distribution of stock or stock rights may be taken into account in determining whether a disproportionate distribution has occurred. (Receipts of cash or property outside of this 72-month window are not taken into account unless made pursuant to a plan.)

In the rights distribution, the stockholders are not receiving cash or property (since the term “property” does not include stock in the corporation or the right to acquire stock). They are receiving only the right to acquire additional common stock in the company. Moreover, other than the Rights issued to each holder of record of common stock pursuant to the stockholder rights plan, the Company has not made any other distributions of cash, stock, stock rights or other property to stockholders during the previous 36 months. However, while we have not made any distributions of cash or property on our stock during the last 36 months (other than the Rights issued to each holder of record of common stock pursuant to the stockholder rights plan), if we were to make a distribution in cash or other property on our stock within the 36 month period following the distribution of the Subscription Rights, such distribution could cause the receipt of the Subscription Rights to be treated as part of a disproportionate distribution. In addition, the company has options outstanding, all of which may be treated as stock for purposes of determining whether there has been a disproportionate distribution. Under certain circumstances impossible to predict (such as a failure to properly adjust an option price in connection with a stock distribution), the existence of these stock rights could cause the receipt of Subscription Rights pursuant to the Rights Offering to be part of a disproportionate distribution, as contemplated in Section 305(b)(2) of the Code. We further note that there is a general lack of authority directly addressing the application of Section 305 of the Code to rights offerings.

While not free from doubt, we will take the position that the Subscription Rights issued to the voting common stockholders pursuant to the Rights Offering are not part of a disproportionate distribution and that the distribution of the Subscription Rights is not a taxable event to the voting common stockholders. However, if this position were finally determined by the IRS or a court to be incorrect, whether on the basis that the issuance of the Subscription Rights is a “disproportionate distribution” or otherwise, the fair market value of the Subscription Rights would be taxable to U.S. Holders in the manner described under “— Alternative Treatment of Subscription Rights if the Rights Distribution is Considered Taxable.”

Other Tax Consequences to U.S. Holders Assuming the Rights Offering is Considered Non-Taxable

If on the date that the Subscription Rights are received by a U.S. Holder the fair market value of the Subscription Rights received is less than 15% of the fair market value of the holder’s existing shares of stock (with respect to which the Subscription Rights are distributed), the Subscription Rights will be allocated a zero dollar basis for U.S. federal income tax purposes under Section 307(b) of the Code, unless the U.S. Holder elects to allocate its basis in its existing shares of stock between its existing shares of stock and the Subscription Rights in proportion to the relative fair market values of the existing shares of stock and the Subscription Rights, determined on the date of receipt of the Subscription Rights. If a U.S. Holder chooses to allocate basis between its existing shares and the Subscription Rights, it must make this election on a statement included with a timely filed tax return (including extensions) for the taxable year in which the Subscription Rights are received. Such an election is irrevocable. Holders should consult their own tax counsel about making this election.

However, if the fair market value of the Subscription Rights received is 15% or more of the fair market value of the holder’s existing shares of stock on the date that the Subscription Rights are received, under Section 307(a) of the Code, the holder must allocate its basis in its existing shares of stock between those shares and the Subscription Rights received in proportion to their fair market values determined on the date of receipt of the Subscription Rights.

The fair market value of the Subscription Rights on the date that the Subscription Rights are distributed is uncertain, and we have not obtained, and do not intend to obtain, an appraisal of the fair market value of the Subscription Rights on that date. In determining the fair market value of the Subscription Rights, a U.S. Holder should consider all relevant facts and circumstances, including any difference between the Subscription Price of the Subscription Rights and the trading price of our shares of voting common stock on the date that the Subscription Rights are distributed, the length of the period during which the Subscription Rights may be exercised and the fact that the Subscription Rights are non-transferable.

Exercise of Subscription Rights

A U.S. Holder will not recognize gain or loss upon the exercise of a Subscription Right received in the Rights Offering. See, e.g., Rev. Rul. 72-265. The holder’s adjusted tax basis, if any, in the Subscription Right (as described above) plus the Subscription Price, will be the holder’s basis in the shares of our common stock acquired upon exercise of the Subscription Right, such as illustrated in Treas. Reg. 1.307-1(b).

Under Section 1223(5) of the Code the holding period of shares of common stock acquired upon exercise of a Subscription Right will begin on the date of exercise.

If a U.S. Holder exercises a Subscription Right after disposing of the shares of our stock with respect to which such Subscription Right was received, then certain aspects of the tax treatment of the exercise of the Subscription Right are unclear, including (1) the allocation of tax basis between the shares of stock previously sold and the Subscription Right, (2) the impact of such allocation on the amount and timing of gain or loss recognized with respect to the shares of our stock previously sold and (3) the impact of such allocation on the tax basis of the shares of our common stock acquired upon exercise of the Subscription Right. A U.S. Holder who exercises a Subscription Right received in the Rights Offering after disposing of shares of our stock with respect to which the Subscription Right is received should consult its own tax advisor.

Expiration of Subscription Rights

If a U.S. Holder allows Subscription Rights received in the Rights Offering to expire, it will not recognize any gain or loss for U.S. federal income tax purposes with respect to the rights. The holder should re-allocate to its existing stock any portion of the tax basis in its existing stock that was previously allocated to the Subscription Rights.

Alternative Treatment of Subscription Rights if the Rights Distribution is Considered Taxable

If the IRS were to successfully assert that the distribution of the Subscription Rights in the Rights Offering resulted in a “disproportionate” distribution (or was otherwise taxable pursuant to Section 305(b) of the Code) each U.S. Holder would be considered to have received a distribution with respect to such holder’s stock in an amount equal to the fair market value, on the date of distribution, of the Subscription Rights received. Under Section 301(c) of the Code, this distribution generally would be taxed as a dividend distribution to the extent of the holder’s ratable share of our current and accumulated earnings and profits. The amount of any distribution in excess of our earnings and profits would be applied to reduce (but not below zero) the holder’s tax basis in its stock, and any remaining excess generally would be taxable as capital gain (long-term, if the holder’s holding period with respect to its capital stock is more than one year as of the date of distribution, otherwise short-term).

Tax basis and holding period

The holder’s tax basis in the Subscription Rights received pursuant to a taxable Rights Offering would be equal to the fair market value of the Subscription Rights on the date of distribution. The holding period for the Subscription Rights would begin upon receipt.

Expiration of the rights

If the receipt of Subscription Rights pursuant to the Rights Offering is taxable, and a U.S. Holder allows the Subscription Rights received in the Rights Offering to expire, then such U.S. Holder should recognize a short-term capital loss equal to such U.S. Holder’s tax basis in the expired Subscription Rights. A U.S. Holder’s ability to use any capital loss may be subject to limitations.

If the Subscription Rights expire without exercise after the holder has disposed of all or a portion of its shares of stock, the holder should consult its own tax advisor regarding the ability to recognize a loss (if any) on the expiration of the Subscription Rights.

Tax Consequences of Owning and Disposing of Common Stock Acquired Through the Exercise of the Subscription Rights (Common Stockholders)

The following discussion applies to the shares of our common stock acquired by U.S. Holders following the exercise of their Subscription Rights.

Distributions

Distributions with respect to the shares of our common stock that are acquired upon exercise of Subscription Rights will be taxable as dividend income, when actually or constructively received, to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. If the amount of a distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis in its shares of our voting common stock, and thereafter as capital gain.

Distributions received by certain non-corporate U.S. holders with respect to shares of our voting common stock generally will be “qualified dividends” subject to preferential rates of U.S. federal income tax, provided that the U.S. holder meets applicable holding period and other requirements. Subject to similar exceptions for short-term and hedged positions, dividend income on our shares of voting common stock paid to U.S. Holders that are domestic corporations generally will qualify for the dividends-received deduction.

Dispositions

If a U.S. Holder sells or otherwise disposes of, in a taxable transaction, shares of common stock acquired upon exercise of Subscription Rights, it will recognize capital gain or loss equal to the difference between the amount realized and its adjusted tax basis in the shares. Such capital gain or loss will be long-term capital gain or loss if the holder’s holding period for such shares is more than one year at the time of disposition. Long-term capital gain of a non-corporate U.S. Holder is generally taxed at preferential tax rates. The deductibility of capital losses is subject to limitations.

Additional Medicare Tax on Net Investment Income

An additional 3.8% tax (the so-called “Medicare Tax”) will be imposed on the “net investment income” of certain U.S. citizens and resident aliens, and on the undistributed “net investment income” of certain estates and trusts, with Modified Adjusted Gross Income in excess of threshold amounts. Among other items, “net investment income” generally includes gross income from dividends and net gain from the disposition of property, such as our capital stock, less certain deductions. U.S. Holders should consult their tax advisor about the Medicare tax.

Information Reporting and Backup Withholding

U.S. Holders may be subject to information reporting and/or backup withholding with respect to the gross proceeds from the disposition of shares of our common stock acquired through the exercise of Subscription Rights. Backup withholding (at the then applicable rate) may apply if the U.S. Holder (1) fails to furnish a social security or other taxpayer identification number (“TIN”), (2) furnishes an incorrect TIN, (3) fails to report interest or dividends properly or (4) fails to provide a certified statement on IRS Form W-9, signed under penalty of perjury, that the TIN provided is correct, that it is not subject to backup withholding and that it is a U.S. person for U.S. federal income tax purposes. Any amount withheld from a payment under the backup withholding rules is allowable as a credit against (and may entitle the U.S. Holder to a refund with respect to) its U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. Certain persons are exempt from information reporting and backup withholding, including corporations and certain financial institutions, provided that they demonstrate their exempt status if requested. U.S. Holders are urged to consult their own tax advisor as to their qualification for exemption from backup withholding and the procedure for obtaining such exemption.

THE PRECEDING DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS NOT TAX ADVICE. HOLDERS OF SUBSCRIPTION RIGHTS TO SHARES OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES, UNDER FEDERAL ESTATE AND GIFT TAX LAWS, NON-U.S., STATE AND LOCAL LAWS AND TAX TREATIES, OF THE RECEIPT, OWNERSHIP AND EXERCISE OF SUBSCRIPTION RIGHTS AND THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SHARES.

TAX CONSEQUENCES TO NON-U.S. HOLDERS

WE ARE NOT PROVIDING ANY INFORMATION AS TO TAX CONSEQUENCES FOR NON-U.S. PERSONS AS A RESULT OF THE RIGHTS OFFERING. HOLDERS OF SUBSCRIPTION RIGHTS TO SHARES OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE TAX LAWS OF THEIR PARTICULAR JURISDICTIONS AND SITUATIONS AND THE CONSEQUENCES, UNDER ESTATE AND GIFT TAX LAWS, NON-U.S., OTHER LAWS AND TAX TREATIES, OF THE RECEIPT, OWNERSHIP AND EXERCISE OF SUBSCRIPTION RIGHTS AND THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SHARES.

PLAN OF DISTRIBUTION

As soon as practicable after the Commencement Date, we will distribute the Subscription Rights and the Electronic Registered Holder Rights Certificates with respect to every share of voting common stock beneficially owned as of 4:00 p.m., Central Time, on the Record Date. If you wish to exercise your Subscription Rights and purchase shares of our common stock, you should complete the Electronic Registered Holder Rights Certificate and return it with payment for the shares to the Subscription Agent. See “— Methods for Exercising Subscription Rights.”

If you have any questions or need further information about the Rights Offering, please contact the Information Agent by telephone at (877) 869-0991 (Toll-Free) and (646) 825-3807 (International), by email at lee@is.kroll.com or by visiting the Information Agent’s website at deals.is.kroll.com/lee.

Sales by Principal Stockholders, Directors and Executive Officers

None of our principal stockholders or such directors and executive officers have entered into any binding commitment or agreement to subscribe for Subscription Rights received in the Rights Offering. Some of our directors and executive officers may solicit responses from holders of Subscription Rights, but we will not pay them any commissions or special compensation for these activities.

Dealer-Manager

Pursuant to a dealer-manager agreement, we have engaged Oppenheimer to act as the exclusive dealer-manager to solicit offers to purchase securities offered by this Prospectus. Under the terms and subject to the conditions contained in the dealer-manager agreement. Oppenheimer will provide marketing assistance and advice to our company in connection with the Rights Offering. Oppenheimer is acting only as a dealer-manager in connection with the Rights Offering. Oppenheimer is not purchasing or selling any securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use its “reasonable best efforts” to arrange for the sale of the securities by us. Therefore, we may not sell the entire amount of securities being offered.

We have agreed to pay Oppenheimer a transaction fee equal to $2,500,000, which will be paid to Oppenheimer directly out of the proceeds at the closing of the Rights Offering. Oppenheimer may receive additional fees with respect to the placement of securities in excess of the number of Offered Shares. In addition, we will reimburse Oppenheimer for certain of its reasonable costs and expenses incurred in connection with the Rights Offering, including the fees and expenses of the counsel for Oppenheimer.

We have agreed to indemnify Oppenheimer and its directors, officers, employees and agents against, or contribute to losses arising out of, certain liabilities, including liabilities under the Securities Act. The dealer-manager agreement provides that the dealer-manager will not be subject to any liability to us or any of our affiliates in rendering the services contemplated by the dealer-manager agreement except for any act of bad faith, gross negligence or willful misconduct of the dealer-manager. Oppenheimer’s participation in the Rights Offering is subject to customary conditions contained in the dealer-manager agreement.

If, in connection with the Rights Offering, the Company receives either a “break-up fee” or any other payment as a result of termination of the Rights Offering (including any fee or other payment related to any litigation in respect of the termination, including settlement proceedings), then the Company will pay Oppenheimer a fee equal to 20% of such fee, profit or other payment, payable in cash when the Company receives any such amount.

Oppenheimer has additionally agreed to use its reasonable best efforts to place any unsubscribed shares of common stock registered hereunder at the Subscription Price for an additional period of up to 45 days following the expiration of the Rights Offering. The number of shares of common stock that may be sold by us during this 45-day period will depend upon the number of shares of common stock that remain available hereunder following the subscription and exercise of Subscription Rights. The dealer-manager and its affiliates may provide to us from time to time in the future in the ordinary course of its business certain financial advisory, investment banking and other services for which it will be entitled to receive customary fees.

Other than as described herein, we do not know of any existing agreements between or among any stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares offered hereby.

We have agreed to pay the Subscription Agent and Information Agent customary fees plus certain expenses in connection with the Rights Offering. Except as described in this section, we are not paying any other commissions, underwriting fees or discounts in connection with the Rights Offering or subsequent re-offer.

Right of First Refusal

If during the earlier of (a) the one-year period that commenced on October 4, 2025 and (b) 30 business days from the date on which either Oppenheimer or the Company receives written notice from the other party of termination of the engagement (provided that the Company may not terminate the engagement before April 4, 2026), (i) we decide to pursue an offering of securities or other financing, Oppenheimer has a right of first refusal to act as lead-bookrunning, underwriter, lead initial purchase, sole placement agent, or sole selling agent, as applicable, on any such financing for the Company and (ii) Oppenheimer has a right of first refusal to act as the exclusive advisor on any extraordinary corporate transaction that we elect to pursue.

Standstill

Pursuant to the dealer-manager agreement, the Company will agree to refrain from selling, offering to sell, contracting or agreeing to sell, hypothecating, pledging, granting any option to purchase or otherwise dispose of or agree to dispose of any of our common stock for a period of              days after the closing of the Rights Offering without prior written consent of the dealer-manager.

Lock-Up Agreements

Certain of our officers, directors and employees are expected to agree, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option or contract to purchase, purchase any option or contract to sell, grant any option right or warrant to purchase, lend or otherwise transfer or dispose of any common stock or other securities convertible into or exercisable or exchangeable for our common stock for a period of              days after the dealer-manager agreement is executed without the prior written consent of the dealer-manager.

Electronic Distribution

This prospectus may be made available in electronic format on websites or via email or through other online services maintained by the Company and/or the dealer-manager. Other than this prospectus in electronic format, the information on the Company’s and/or dealer-manager’s websites and any information contained in any other websites maintained by the Company and/or dealer-manager is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the dealer-manager, and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the dealer-manager agreement. A copy of the dealer-manager agreement is included as an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”

Regulation M Restrictions

The dealer-manager may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any fees received by it might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the dealer-manager would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of any purchases and sales of securities by the dealer-manager acting as a principal. Under these rules and regulations, the dealer-manager must not engage in any stabilization activity in connection with our securities and must not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act.

Price Stabilization, Short Positions

No person has been authorized by our company to engage in any form of price stabilization in connection with the Rights Offering.

Certain Relationships

Oppenheimer and its affiliates may in the future provide, from time to time, investment banking and financial advisory services to us in the ordinary course of business, for which they may receive customary fees and commissions.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Shareowner Services, Equiniti (EQ) Shareowner Services, 1110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120. Its phone number is (800) 468-9716.

Listing

Our voting common stock is listed on Nasdaq under the symbol “LEE.” The convertible non-voting common stock is not listed on any securities exchange and we do not intend to apply for any such listing.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Lane & Waterman LLP and certain tax matters will be passed upon for us by Kirkland & Ellis LLP. The dealer-manager is being represented by McGuireWoods LLP.

EXPERTS

The financial statements of Lee Enterprises, Incorporated as of September 29, 2024 and September 24, 2023 and for each of the three fiscal years in the period ended September 29, 2024 have been audited by BDO USA, P.C. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We make periodic and other filings required to be filed by us as a reporting company under Sections 13 and 15(d) of the Exchange Act. The SEC maintains a website at http://www.sec.gov that contains the reports, proxy and information statements, and other information that issuers, such as us, file electronically with the SEC. Our website is www.lee.net. We have included our website address in this prospectus solely as an inactive textual reference, and the information contained in, or that can be accessed through, our website is not a part of, or incorporated by reference in, this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement:

•        Our Annual Report on Form 10-K for the fiscal year ended September 29, 2024, filed on December 13, 2024;

•        Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on January 16, 2025;

•        Our Quarterly Reports on Form 10-Q for the quarters ended (1) December 29, 2024, filed on February 7, 2025; (2) March 30, 2025, filed on May 9, 2025; and (3) June 29, 2025, filed on August 8, 2025; and

•        Our Current Reports on Form 8-K filed on (1) February 18, 2025, (2) February 27, 2025, (3) March 6, 2025, (4) March 26, 2025, (5) April 1, 2025, and (6) May 5, 2025.

In addition to the filings listed above, any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after (i) the date of this registration statement and prior to effectiveness of this registration statement and (ii) the date of this prospectus and before the completion of the Rights Offering of the securities included in this prospectus, however, we will not incorporate by reference any document or portions thereof that are not deemed “filed” with the SEC, or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Current Reports on Form 8-K.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon such person’s written or oral request, a copy of any and all of the information incorporated by reference in this prospectus. You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Lee Enterprises, Incorporated
4600 E. 53rd Street
Davenport, Iowa 52807
(563) 383-2100

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

Non-Transferable Subscription Rights to Purchase Shares of Common Stock
and up to            Shares of Common Stock at $            per Share
Issuable upon Exercise of Subscription Rights or Subsequent Placement

Dealer Manager

Oppenheimer & Co.

The date of this prospectus is            , 2025.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than dealer-manager fees to be paid by us in connection with the Rights Offering described in this registration statement. All amounts are estimates except for the SEC registration fee. We will bear all expenses shown below.

SEC registration fee	$
Nasdaq listing fee
Subscription Agent fees and expenses
Information Agent fees and expenses
Printing and engraving expenses
Legal fees and expenses
Accounting fees and expenses
Miscellaneous fees and expenses
Total	$

Item 14. Indemnification of Directors and Officers.

Section 145 of the DGCL generally permits a Delaware corporation to indemnify officers, directors, employees or agents of the corporation if they are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. Our certificate of incorporation provides that we shall, subject to certain limitations, indemnify our directors and officers against expenses, including attorneys’ fees, judgments, fines and certain settlements, actually and reasonably incurred by them in connection with any suit or proceeding to which they are a party so long as they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to a criminal action or proceeding, so long as they had no reasonable cause to believe their conduct to have been unlawful.

Section 102(b)(7) of the DGCL permits a Delaware corporation to include in its certificate of incorporation a provision eliminating or limiting a director’s or officer’s liability to a corporation or its stockholders for monetary damages for breaches of fiduciary duty. This section further provides, however, that liability for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, for, acts or omissions not in good faith or which involve intentional misconduct, or a knowing violation of law, a director of law; a director for payments of unlawful dividends or unlawful stock repurchases or redemptions, for any transaction from which the director or officer derived an improper personal benefit, or an officer in any action by or in the right of the corporation cannot be eliminated or limited in this manner. Our certificate of incorporation includes a provision that eliminates, to the fullest extent permitted, director liability for monetary damages for breaches of fiduciary duty.

Any underwriting agreements that we may enter into will likely provide for the indemnification of the registrant, its controlling persons, its directors and certain of its officers by the underwriters against certain liabilities, including liabilities under the Securities Act.

We have directors’ liability insurance, which insures the directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

None.

Item 16. Exhibits and Financial Statement Schedules.

(a)     Exhibits.

Exhibit Number	Description of Exhibit
1.1**	Form of Dealer-Manager Agreement with Oppenheimer & Co. Inc.
3.1

Amended and Restated Certificate of Incorporation of Lee Enterprises, Incorporated effective as of January 30, 2012 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on February 3, 2012)

3.2

Second Amended and Restated By-Laws of Lee Enterprises, Incorporated effective as of June 26, 2019 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed June 27, 2019)

4.1**	Form of Non-Transferable Electronic Registered Holder Rights Certificate
4.2**	Form of DTC Global Non-Transferable Rights Certificate
4.3

Amendment No. 1 to Rights Agreement, dated as of March 26, 2025, between Lee Enterprises, Incorporated and Equiniti Trust Company, LLC, as rights agent (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on March 26, 2025)

5.1**	Opinion of Lane & Waterman LLP
8.1**	Tax Opinion of Kirkland & Ellis LLP
10.1

Asset and Stock Purchase Agreement, dated January 29, 2020, by and among Lee Enterprises, Incorporated, Berkshire Hathaway Inc. and BH Media Group, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 29, 2020)

10.2

Credit Agreement, dated January 29, 2020, by and between Lee Enterprises, Incorporated and BH Finance LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on January 29, 2020)

10.3

Form of Lease Agreement by and between Lee Enterprises, Incorporated and BH Media Group, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 29, 2020)

10.4

Operating Agreement of St. Louis Post-Dispatch LLC, dated as of May 1, 2000, as amended by Amendment No. 1 to Operating Agreement of St. Louis Post-Dispatch LLC, dated as of June 1, 2001 (incorporated by reference to Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q for the Fiscal Quarter Ended June 30, 2005)

10.5

Amendment Number Two to Operating Agreement of St. Louis Post-Dispatch LLC, effective February 18, 2009, between Pulitzer Inc. and Pulitzer Technologies, Inc. (incorporated by reference to Exhibit 10.13 to the Company’s Quarterly Report on Form 10-Q for the Fiscal Quarter Ended March 29, 2009)

10.6

Amended and Restated Joint Operating Agreement, dated December 22, 1988, between Star Publishing Company and Citizen Publishing Company (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the Fiscal Quarter Ended June 30, 2005)

10.7

Amended and Restated Partnership Agreement, dated as of November 30, 2009, between Star Publishing Company and Citizen Publishing Company (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the Fiscal Quarter Ended December 27, 2009)

10.8

Amended and Restated Management Agreement, dated as of November 30, 2009, between Star Publishing Company and Citizen Publishing Company (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the Fiscal Quarter Ended December 27, 2009)

10.9

License Agreement (Star), as amended and restated November 30, 2009, between Star Publishing Company and TNI Partners (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the Fiscal Quarter Ended December 27, 2009)

10.10

License Agreement (Citizen), as amended and restated November 30, 2009, between Citizen Publishing Company and TNI Partners (incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the Fiscal Quarter Ended December 27, 2009)

10.11

License Agreement, dated as of May 1, 2000, by and between Pulitzer Inc. and St. Louis Post-Dispatch LLC (incorporated by reference to Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q for the Fiscal Quarter Ended June 30, 2005)

10.12.1#

Lee Enterprises, Incorporated 2020 Long-Term Incentive Plan (effective February 19, 2020) (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-8 (Reference No. 333-237605) filed on April 8, 2020)

Exhibit Number	Description of Exhibit
10.12.2#

Form of Restricted Stock Agreement related to Lee Enterprises, Incorporated 2020 Long-Term Incentive Plan (Effective February 19, 2020) (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on February 23, 2016)

10.12.3#

Form of Incentive Stock Option Agreement related to Lee Enterprises, Incorporated 2020 Long-Term Incentive Plan (Effective February 19, 2020) (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on February 23, 2016)

10.12.4#

Form of Non-Qualified Stock Option Agreement related to Lee Enterprises, Incorporated 2020 Long-Term Incentive Plan (Effective February 19, 2020) (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on February 23, 2016)

10.13#

Lee Enterprises, Incorporated Supplementary Benefit Plan, Amended and Restated as of January 1, 2008 (incorporated by reference to Exhibit 10.25 to the Company’s Annual Report on Form 10-K for the Fiscal Year Ended September 28, 2008)

10.14#

Lee Enterprises, Incorporated Outside Directors Deferral Plan, Amended and Restated as of January 1, 2008 (incorporated by reference to Exhibit 10.26 to the Company’s Annual Report on Form 10-K for the Fiscal Year Ended September 28, 2008)

10.15.1#

Form of Amended and Restated Employment Agreement between Lee Enterprises, Incorporated and its President and Chief Executive Officer (incorporated by reference to Exhibit 10.31.2 to the Company’s Annual Report on Form 10-K for the Fiscal Year Ended September 30, 2018)

10.15.2#

Form of Employment Agreement between Lee Enterprises, Incorporated and Certain of its Senior Executive Officers (incorporated by reference to Exhibit 10.31.3 to the Company’s Annual Report on Form 10-K for the Fiscal Year Ended September 30, 2018)

10.16#

Form of Indemnification Agreement for Lee Enterprises, Incorporated Directors and Executive Officers Group incorporated by reference to Exhibit 10.32 to the Company’s Annual Report on Form 10-K for the Fiscal Year Ended September 30, 2018)

10.17#

Lee Enterprises, Incorporated Amended and Restated Incentive Compensation Program (Effective February 22, 2017) (incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A for 2017)

10.18

Waiver and Amendment to Credit Agreement among Lee Enterprises, Incorporated, BH Finance LLC, and BH Media Group, Inc., dated May 1, 2025 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 5, 2025)

21.1	Subsidiaries of the Registrant, incorporated by reference to Exhibit 21 to the Company’s Annual Report on Form 10-K for the Fiscal Year Ended September 29, 2024
23.1*	Consent of BDO USA, P.C., independent registered public accounting firm
23.2**	Consent of Lane & Waterman LLP (included in Exhibit 5.1)
23.3**	Consent of Kirkland & Ellis LLP (included in Exhibit 8.1)
24.1*	Power of Attorney (included on signature page to this Registration Statement)
107*	Filing Fee Table

____________

*        Filed herewith

**      To be filed by amendment

#        Indicates management contract or compensatory plan.

(b)    Financial Statement Schedules.    Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings.

(a)     The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)    The undersigned registrant hereby undertakes that:

(i)     For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(I) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(ii)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Davenport, State of Iowa, on this 10th day of November 2025

LEE ENTERPRISES, INCORPORATED
By:	/s/ Kevin D. Mowbray
Kevin D. Mowbray President and Chief Executive Officer

Each person whose signature appears below constitutes and appoints Kevin D. Mowbray and Timothy R. Millage and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act and to file the same, with all exhibits thereto and all other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their, his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Kevin D. Mowbray	President and Chief Executive Officer and Director	November 10, 2025
Kevin D. Mowbray	(Principal Executive Officer)
/s/ Timothy R. Millage	Vice President, Chief Financial Officer and Treasurer	November 10, 2025
Timothy R. Millage	(Principal Financial and Accounting Officer)
/s/ Steven C. Fletcher	Director	November 10, 2025
Steven C. Fletcher
/s/ Margaret R. Liberman	Director	November 10, 2025
Margaret R. Liberman
/s/ Mary E. Junck	Director	November 10, 2025
Mary E. Junck
/s/ Brent M. Magid	Director	November 10, 2025
Brent M. Magid
/s/ Shaun E. McAlmont	Director	November 10, 2025
Shaun E. McAlmont
/s/ Herbert W. Moloney III	Director	November 10, 2025
Herbert W. Moloney III
/s/ Madeline E. McIntosh	Director	November 10, 2025
Madeline E. McIntosh
/s/ Jonathan F. Miller	Director	November 10, 2025
Jonathan F. Miller